Published CUSIP Numbers:

Deal CUSIP – 29873RAJ2

Revolver – 29873RAK9

AMENDED AND RESTATED

CREDIT AGREEMENT

dated as of October 24, 2022

among

EURONET WORLDWIDE, INC.,
and
CERTAIN SUBSIDIARIES,
as Borrowers,

THE LENDERS PARTY HERETO,

BANK OF AMERICA, N.A.,
as Administrative Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION and U.S. BANK NATIONAL ASSOCIATION,
as Syndication Agents

and

FIFTH THIRD BANK, NATIONAL ASSOCIATION, KEYBANK NATIONAL ASSOCIATION and ROYAL BANK OF CANADA,
as Documentation Agents

BOFA SECURITIES, INC., WELLS FARGO SECURITIES, LLC and U.S. BANK NATIONAL ASSOCIATION,
as Joint Lead Arrangers and Joint Book Managers

FIFTH THIRD BANK, NATIONAL ASSOCIATION, KEYBANK NATIONAL ASSOCIATION and RBC CAPITAL MARKETS, LLC[1],
as Joint Lead Arrangers

[1] RBC Capital Markets is a brand name for the capital markets business of Royal Bank of Canada and its affiliates.

i

4.04	Certain Waivers	94
4.05	Remedies	95
4.06	[Reserved].	95
4.07	Guaranty of Payment; Continuing Guaranty	95
4.08	Keepwell	95
Article V CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		95
5.01	Conditions of Effectiveness	95
5.02	Conditions to all Credit Extensions	97
Article VI REPRESENTATIONS AND WARRANTIES		98
6.01	Existence, Qualification and Power	98
6.02	Authorization; No Contravention	98
6.03	Governmental Authorization; Other Consents	99
6.04	Binding Effect	99
6.05	Financial Statements	99
6.06	No Material Adverse Effect	99
6.07	Litigation	99
6.08	Subsidiaries	100
6.09	Margin Regulations; Investment Company Act	100
6.10	Disclosure	100
6.11	Intellectual Property; Licenses, Etc	100
6.12	Representations as to Foreign Borrowers	101
6.13	Sanctions	102
6.14	Anti-Corruption	102
Article VII AFFIRMATIVE COVENANTS		102
7.01	Financial Statements	102
7.02	Certificates; Other Information	103
7.03	Notification	105
7.04	Payment of Obligations	105
7.05	Preservation of Existence, Etc	105
7.06	Maintenance of Properties	105
7.07	Maintenance of Insurance	106
7.08	Compliance with Laws	106
7.09	Books and Records	106
7.10	Inspection Rights	106
7.11	Use of Proceeds	106
7.12	Approvals and Authorizations	106
Article VIII NEGATIVE COVENANTS		107
8.01	Liens	107
8.02	[Reserved]	109
8.03	Indebtedness	109
8.04	Mergers and Dissolutions	112
8.05	Dispositions	112
8.06	Restricted Payments	112

ii

8.07	Change in Nature of Business	113
8.08	Use of Proceeds	113
8.09	Financial Covenants	113
8.10	Sanctions; Anti-Corruption	114
Article IX EVENTS OF DEFAULT AND REMEDIES		114
9.01	Events of Default	114
9.02	Remedies upon Event of Default	116
9.03	Application of Funds	117
Article X ADMINISTRATIVE AGENT		118
10.01	Appointment and Authorization of Administrative Agent	118
10.02	Rights as a Lender	118
10.03	Exculpatory Provisions	118
10.04	Reliance by Administrative Agent	120
10.05	Delegation of Duties	120
10.06	Resignation of the Administrative Agent	120
10.07	Non-Reliance on Administrative Agent and Other Lenders	121
10.08	No Other Duties	122
10.09	Administrative Agent May File Proofs of Claim	122
10.10	[Reserved]	123
10.11	Swap Contracts and Treasury Management Agreements	123
10.12	Lender ERISA Matters	123
10.13	Recovery of Erroneous Payments	125
Article XI MISCELLANEOUS		125
11.01	Amendments, Etc	125
11.02	Notices; Effectiveness; Electronic Communication	128
11.03	No Waiver; Cumulative Remedies; Enforcement	130
11.04	Expenses; Indemnity; Damage Waiver	131
11.05	Payments Set Aside	133
11.06	Successors and Assigns	133
11.07	Treatment of Certain Information; Confidentiality	140
11.08	Right of Setoff	141
11.09	Interest Rate Limitation	141
11.10	Counterparts; Integration; Effectiveness	141
11.11	Survival of Representations and Warranties	142
11.12	Severability	142
11.13	Replacement of Lenders	142
11.14	Governing Law; Jurisdiction; Etc	143
11.15	Waiver of Jury Trial	144
11.16	No Advisory or Fiduciary Responsibility	145
11.17	USA PATRIOT Act Notice	145
11.18	Judgment Currency	145
11.19	Electronic Execution; Electronic Records; Counterparts	146
11.20	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	147
11.21	Acknowledgement Regarding Any Supported QFCs	148
11.22	Amendment and Restatement	148

iii

SCHEDULES

Schedule 2.01              Lenders and Commitments

Schedule 2.03              Existing Letters of Credit

Schedule 2.14              Designated Borrowers

Schedule 6.08              Subsidiaries

Schedule 8.01              Existing Liens

Schedule 8.03              Existing Indebtedness

Schedule 11.02            Notice Addresses

EXHIBITS

Exhibit 2.01              Form of Lender Joinder Agreement

Exhibit 2.02              Form of Loan Notice

Exhibit 2.13              Form of Note

Exhibit 2.14-1           Form of Designated Borrower Request and Assumption Agreement

Exhibit 2.14-2           Form of Designated Borrower Notice

Exhibit 3.01              Forms of Tax Certificates

Exhibit 7.02(b)         Form of Compliance Certificate

Exhibit 11.06            Form of Assignment and Assumption

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Credit Agreement”) is entered into as of October 24, 2022, among EURONET WORLDWIDE, INC., a Delaware corporation, as Borrower and Guarantor, certain subsidiaries identified herein, as Borrowers, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and L/C Issuers identified herein, and BANK OF AMERICA, N.A., as Administrative Agent.

PRELIMINARY STATEMENT.  The Borrower, certain subsidiaries identified therein, as borrowers and/or guarantors, the lenders parties thereto and Bank of America, N.A., as administrative agent, are parties to the Credit Agreement dated as of October 17, 2018 (as modified by Letter Amendment No. 1 dated August 26, 2019, Amendment No.2 dated as of September 17, 2020, and as otherwise amended prior to the date hereof) (the “Existing Credit Agreement”).  Subject to the satisfaction of the conditions set forth in Section 5.01, the Borrower, the parties hereto and Bank of America, N.A., as Administrative Agent, desire to amend and restate the Existing Credit Agreement as herein set forth.

In consideration of these premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

Article I
DEFINITIONS AND ACCOUNTING TERMS

1.01          Defined Terms.  As used in this Credit Agreement, the following terms have the meanings provided below:

“Acquisition” means a purchase or acquisition by any Person (a) that after giving effect thereto first results in such Person owning more than 50% of the Capital Stock with ordinary voting power of another Person or (b) of all or any substantial portion of the property (other than Capital Stock) of another Person, or all or any substantial portion of the property (other than Capital Stock) of any business or geographic unit or division of another Person, whether or not involving a merger or consolidation with such Person.  “Acquire” shall have a correlative meaning.  For the avoidance of doubt, once a Person owns more than 50% of the Capital Stock with ordinary voting power of another Person, additional purchases or acquisitions of additional Capital Stock of such other Person will not be considered Acquisitions.

“Acquisition Consideration” means, with respect to any Acquisition, the aggregate cash and non-cash consideration for such Acquisition.  The “Acquisition Consideration” for any Acquisition expressly includes Indebtedness assumed in such Acquisition and the good faith estimate by the Borrower of the maximum amount of any deferred purchase price obligations (including contingent consideration payments) incurred in connection with such Acquisition.

“Adequate Assurance” means (i) with respect to L/C Obligations, such assurance as the applicable L/C Issuer may require in its discretion, and (ii) with respect to Swingline Loans, such assurance as the applicable Swingline Lender may require in its discretion, in each case, that any Defaulting Lender will be capable of honoring its obligations to fund its portion of L/C Obligations and Swingline Loans, as appropriate, and participation interests therein, including existing and future obligations hereunder and under the other Credit Documents.  Adequate Assurance may be in the form of cash collateral, posting of letters of credit or other arrangement, in each case in form, amount and other respects satisfactory to the applicable L/C Issuer or applicable Swingline Lender, as applicable, in their discretion.

1

“Administrative Agent” means Bank of America in its capacity as administrative agent for the Lenders under any of the Credit Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 (as may be updated from time to time) with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire for the Lenders in a form supplied by the Administrative Agent.

“ADT” means automated deposit teller machines or other similar devices capable of accepting deposits, but that cannot dispense cash, that are owned, leased, operated or serviced by members of the Consolidated Group.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders.

“Agreement Currency” has the meaning provided in Section 11.18.

“Alternative Currency” means

(i)              for Letters of Credit, Australian Dollars, British Pounds Sterling, Canadian Dollars, Czech Koruna, Danish Krone, Euros, Hungarian Forints, Japanese Yen, New Zealand Dollars, Norwegian Krone, Polish Zlotys, Saudi Riyal, Swedish Krona, Swiss Francs, United Arab Emirates Dirham and each other currency (other than Dollars) that is approved in accordance with Section 1.06;

(ii)              for Revolving Loans, British Pounds Sterling, Euros and each other currency (other than Dollars) that is approved in accordance with Section 1.06; and

(iii)              for Swingline Loans, British Pounds Sterling and Euros.

2

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable foreign currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such foreign currency with Dollars.

“Alternative Currency Swingline Borrowing” means a borrowing of an Alternative Currency Swingline Loan hereunder.

“Alternative Currency Swingline Lender” means Bank of America and each other Lender that is so designated by EWI (with the approval of the Administrative Agent and such Lender) to provide Alternative Currency Swingline Loans, each in its capacity as such, together with any successor in such capacity.

“Alternative Currency Swingline Loan” has the meaning provided in Section 2.01(a)(iv).  All Alternative Currency Swingline Loans will be denominated in Alternative Currencies therefor, being British Pounds Sterling and Euros.

“Alternative Currency Swingline Sublimit” has the meaning provided in Section 2.01(a)(iv).  The Alternative Currency Swingline Sublimit is a part of, and not in addition to, the Aggregate Revolving Commitments.

“Anti-Corruption Laws” has the meaning provided in Section 6.14.

“Applicable Authority” means (a) with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator with respect to its publication of SOFR, in each case acting in such capacity and (b) with respect to any Alternative Currency, the applicable administrator for EURIBOR or SONIA, as applicable, for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of EURIBOR or SONIA, as applicable, in each case acting in such capacity.

“Applicable Foreign Borrower Documents” has the meaning provided in Section 6.12(a).

“Applicable Percentage” means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

Pricing Level	Debt Rating (S&P / Moody’s / Fitch)	Term Benchmark Loans	Letter of Credit Fee	Base Rate Loans	Floating Term SOFR Loans and SONIA Loans	Facility Fee
I	> A- / A3 / A-	0.875%	0.875%	0.000%	0.875%	0.125%
II	BBB+ / Baa1 / BBB+	0.975%	0.975%	0.000%	0.975%	0.150%
III	BBB / Baa2 / BBB	1.075%	1.075%	0.075%	1.075%	0.175%
IV	BBB- / Baa3 / BBB-	1.175%	1.175%	0.175%	1.175%	0.200%
V	< BBB- / Baa3 / BBB-	1.375%	1.375%	0.375%	1.375%	0.250%

3

“Debt Rating” means, as of any date of determination, the rating as determined by any of S&P, Moody’s or Fitch (collectively, the “Debt Ratings”) of EWI’s corporate credit rating or, in the absence of a corporate credit rating, the rating of EWI’s non-credit-enhanced, senior unsecured long-term debt; provided that (a) if the respective Debt Ratings issued by foregoing three rating agencies differ, the Pricing Level of two of such rating agencies shall apply or, in the case where the three rating agencies have different Debt Ratings, the Debt Rating that is the middle of such Debt Ratings shall apply; (b) if EWI has only two Debt Ratings and the respective Debt Ratings issued by the rating agencies differ by one level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level I being the highest and the Debt Rating for Pricing Level V being the lowest) and if there is a split in Debt Ratings of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; (c) if EWI has only one Debt Rating, the Pricing Level of such Debt Rating shall apply; and (d) if EWI does not have any Debt Rating, Pricing Level V shall apply.

Initially, the Applicable Percentage shall be determined based upon Pricing Level III.  Thereafter, each change in the Applicable Percentage resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change; provided, that the Debt Rating of any rating agency shall be disregarded upon the request of EWI (until such time as such request shall be withdrawn), which request shall certify that (x) such rating was not issued pursuant to a contractual arrangement with EWI and (y) EWI did not participate or cooperate in analysis by such rating agency in relation to such Debt Rating (it being understood that (A) as of the Effective Date, the Debt Rating issued by Moody’s shall be so disregarded and (B) EWI shall promptly withdraw such request if the conditions in clauses (x) or (y) are no longer satisfied).

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Applicant Borrower” has the meaning provided in Section 2.14(b).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Jurisdictions” means (a) the United States and any state or commonwealth thereof, and (b) any jurisdiction other than a jurisdiction set forth on a listing of sanctioned jurisdictions by the United States Office of Foreign Assets Control Restrictions, as set forth at http://www.treas.gov/offices/enforcement/ofac/programs/ or any successor webpage, where the sanctions are directed at the government of such jurisdiction or all nationals of such jurisdiction.

4

“Arrangers” means each of BofA Securities, Wells Fargo Securities, LLC and U.S. Bank, National Association, in their capacity as joint lead arrangers and joint book managers, and each of Fifth Third Bank, National Association, KeyBank National Association and RBC Capital Markets, LLC, in their capacity as joint lead arrangers.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06) and accepted by the Administrative Agent, in substantially the form of Exhibit 11.06 or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“ATM” means automated teller machines or other similar devices capable of dispensing cash (and, in some cases, offering other transactions) that are owned, leased, operated or serviced by members of the Consolidated Group.

“ATM Cash Supply Arrangements” means “vault cash” supply arrangements, banknote leasing arrangements, ATM sponsorship arrangements and other similar arrangements pursuant to which banks or other financial institutions provide members of the Consolidated Group with electronic or physical currency to fill ATMs and such electronic or physical currency is segregated from any other cash of members of the Consolidated Group.

“ATM Cash Supply Obligations” obligations arising out of banknote leasing, “vault cash” supply, ATM sponsorship and similar arrangements under ATM cash supply arrangements consistent with past practice, and loans and lines of credit serving the same purpose; provided, in each case, (1) the proceeds from any such arrangements (including, for purposes hereof, such loans and lines of credit) are used solely to service ATMs and for no other purpose, (2) the associated cash and currency that are the subject of such arrangements will be kept strictly segregated and apart from other cash and currency not associated with the operation and settlement of the respective ATM network, and (3) any liens relating thereto will be limited to the cash and currency provided, receivables from card organizations and/or segregated bank accounts relating to the operation and settlement of the respective ATM network.

“Attributable Principal Amount” means (a) in the case of Capital Leases, the amount of capital lease obligations determined in accordance with GAAP, (b) in the case of Synthetic Leases, an amount determined by capitalization of the remaining lease payments thereunder as if it were a Capital Lease determined in accordance with GAAP, (c) in the case of a Securitization Transaction, at any time, an amount equal to the outstanding principal amount of the financing, including commitments relating thereto, provided pursuant to a Securitization Transaction (including, in the case of a Securitization Transaction established to facilitate the issuance of letters of credit and bank guarantees, the maximum amount available to be drawn under all such letters of credit and bank guarantees outstanding thereunder, and the commitments relating thereto) determined by the Administrative Agent in its reasonable discretion, and (d) in the case of sale and leaseback transaction, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease.

5

“Australian Dollars” means the lawful currency of Australia.

“Autoborrow Agreement” has the meaning specified in Section 2.04(a)(i)(y).

“Auto‑Extension Letter of Credit” has the meaning provided in Section 2.03(b)(iii).

“Auto-Reinstatement Letter of Credit” has the meaning provided in Section 2.03(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom,  Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A., together with its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus one-half of one percent (0.5%), (b) the Prime Rate, (c) Term SOFR plus one percent (1.0%), and (d) one percent (1.0%). If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.  All Base Rate Loans shall be denominated in Dollars.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“BofA Securities” means BofA Securities, Inc., together with its successors.

6

“Borrowers” means:

(i)              for Revolving Loans, EWI and those Designated Borrowers identified as such on Schedule 2.14;

(ii)              for Letters of Credit, EWI and those Designated Borrowers identified as such on Schedule 2.14; and

(iii)              for USD Swingline Loans, EWI and those Designated Borrowers identified as such on Schedule 2.14; and

(iv)              for Alternative Currency Swingline Loans, EWI and those Designated Borrowers identified as such on Schedule 2.14.

“Borrowing” means (a) a borrowing consisting of simultaneous Loans of the same Type, in the same currency and, in the case of Term Benchmark Loans, having the same Interest Period, or (b) a borrowing of Swingline Loans, as appropriate.

“British Pounds Sterling” means the lawful currency of the United Kingdom.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided that:

(a)              if such day relates to any interest rate settings as to a Term Benchmark Loan or Alternative Currency Swingline Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Term Benchmark Loan, or any other dealings in Euro to be carried out pursuant to this Credit Agreement in respect of any such Term Benchmark Loan, means a Business Day that is also a TARGET Day; and

(b)              if such day relates to any interest rate settings as to a SONIA Loan or Alternative Currency Swingline Loan denominated in British Pounds Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom.

“Canadian Dollars” means the lawful currency of Canada.

“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee that is required to be accounted for as a finance lease on the balance sheet of that Person in accordance with GAAP as in effect on the date hereof (without regard to any change in GAAP after the date hereof); provided, for the avoidance of doubt, not including a lease of any property by that Person as lessee that is required to be accounted for as an operating lease on the balance sheet of such Person in accordance with GAAP as in effect on the date hereof.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

7

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Administrative Agent, L/C Issuers or Swingline Lenders (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), (a) cash or deposit account balances, (b) backstop letters of credit entered into on terms, from issuers and in amounts satisfactory to the Administrative Agent and the L/C Issuer, and/or (c) if the applicable L/C Issuer or Swingline Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer or the applicable Swingline Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.

“Change in Law” means the occurrence, after the Closing Date, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means, with respect to EWI, an event or series of events by which:

(a)              any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d‑3 and 13d‑5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)              during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

8

“Closing Date” means the first date all conditions precedent in Section 5.01 are satisfied or waived in accordance with Section 11.01.

“CME” means CME Group Benchmark Administration Limited.

“Commitment Increase” has the meaning provided in Section 2.01(d).

“Commitment Period” means the period from and including the Closing Date to the earlier of (a)(i) in the case of Revolving Loans and Swingline Loans, the Termination Date or (ii) in the case of the Letters of Credit, the L/C Expiration Date, or (b) in each case, the date on which the Revolving Commitments shall have been terminated as provided herein.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Communication” means this Credit Agreement, any Credit Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Credit Document.

“Compliance Certificate” means a certificate substantially in the form of Exhibit 7.02(b).

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, SONIA, EURIBOR or any proposed Successor Rate for a currency, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR”, “Floating Term SOFR”, “SONIA”, “EURIBOR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Credit Agreement and any other Credit Document); provided that all Conforming Changes shall be generally consistent with those made with respect to other similarly situated credit facilities under which the Administrative Agent acts as administrative agent.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

9

“Consolidated EBITDA” means, for any period for the Consolidated Group, without duplication, the sum of (i) operating income, plus (ii) depreciation, plus (iii) amortization, plus (iv) interest income from the operations of the epay Segment, plus (v) to the extent deducted in the calculation of operating income, one-time non-cash charges, plus (vi) non-cash expenses recognized pursuant to FASB ASC Topic 718 (Compensation – Stock Compensation) plus (vii) net income from joint ventures and other minority interests owned by members of the Consolidated Group when and as earned and received plus (viii) charges (gains) resulting from adjustments to acquisition-related contingent consideration and adjustments to other acquisition-related contingent assets and liabilities pursuant to FASB ASC Topic 805 (Business Combinations) plus (ix) non-recurring or unusual losses or expenses (including costs and expenses of litigation included in operating income) plus (x) with respect to any acquisition, disposition, investment, restructuring, cost savings initiative and other initiatives, cost savings, synergies and operating expense reductions not to exceed an amount equal to 10% of Consolidated EBITDA (as calculated without giving effect to this clause (x)); provided that such cost savings, synergies and operating expense reductions under this clause (x) are factually supportable; and provided further that appropriate adjustments will be made in subsequent periods where cash payments are subsequently made in respect of non-cash charges previously excluded under clauses (v) and (vi).  Except as otherwise expressly provided, the applicable period shall be the four consecutive fiscal quarters ending as of the date of determination.

“Consolidated Funded Debt” means Funded Debt of the Consolidated Group determined on a consolidated basis in accordance with GAAP, provided that for purposes hereof obligations in respect of letters of credit and bank guaranties will be net of cash collateral provided therefore.

“Consolidated Group” means EWI and its subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, for the Consolidated Group for the period of four consecutive fiscal quarters then ending, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense.

“Consolidated Interest Expense” means, for any period for the Consolidated Group, the portion of interest expense paid in cash in the period (provided that, for purposes of this calculation, payments required under ATM Cash Supply Arrangements that constitute interest expense for purposes of GAAP shall not constitute interest expense).  Except as otherwise expressly provided, the applicable period shall be the four consecutive fiscal quarters ending as of the date of determination.

“Consolidated Total Leverage Ratio” means, as of the last day of each fiscal quarter, the ratio of (i) Consolidated Funded Debt minus Covenant Cash as of such day, to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

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“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Covenant Cash” means, as of any day, consolidated unrestricted cash and cash equivalents of EWI and its Subsidiaries on such day, determined in a manner substantially consistent with the determination of the line item “Cash and cash equivalents” presented on the consolidated balance sheet of EWI and its Subsidiaries filed by EWI in its quarterly report on Form 10-Q for the period ended June 30, 2022 and, for the avoidance of doubt, shall not include cash that, substantially consistent with the methodology used to determine such line items in such Form 10-Q, would be reported under the line items “ATM cash”, “Restricted cash” or “Settlement assets” on a consolidated balance sheet of EWI and its Subsidiaries.

“Covered Entity” means any of the following:  (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 11.21.

“Credit Agreement” has the meaning provided in the recitals hereto, as the same may be amended and modified from time to time.

“Credit Documents” means this Credit Agreement, the Notes, the Fee Letter, the Guaranties, each Designated Borrower Request and Assumption Agreement, the Issuer Documents, each Designated Borrower Notice, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Credit Agreement, the Autoborrow Agreement, any fee letter entered into in connection with the Autoborrow Agreement and the Lender Joinder Agreements.

“Credit Extension” means each of the following:  (a) a Borrowing, (b) the conversion or continuation of a Borrowing, and (c) an L/C Credit Extension.

“Credit Parties” means, collectively, the Borrowers and the Guarantor.

“Credit Party Materials” has the meaning provided in Section 7.02.

“CTA” means the Corporation Tax Act 2009.

“Czech Koruna” means the lawful currency of the Czech Republic.

“Danish Krone” means the lawful currency of Denmark.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

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“Default” means any event, act or condition that constitutes an Event of Default or that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Default Rate” means

(a)              in the case of the Letter of Credit Fee, an interest rate equal to the sum of (i) the Applicable Percentage, plus (ii) two percent (2.0%) per annum;

(b)              in the case of Term Benchmark Loans, an interest rate equal to the sum of (i) the Term Benchmark therefor, plus (ii) the Applicable Percentage, plus (iii) two percent (2.0%) per annum;

(c)              in the case of Floating Term SOFR Loans, an interest rate equal to the sum of (i) Floating Term SOFR therefor, plus (ii) the Applicable Percentage, plus (iii) two percent (2.0%) per annum;

(d)              in the case of SONIA Loans, an interest rate equal to the sum of (i) the SONIA Rate therefor, plus (ii) the Applicable Percentage, plus (iii) two percent (2.0%) per annum; and

(e)              in the case of USD Swingline Loans, an interest rate equal to the sum of (i) Floating Term SOFR therefor, plus (ii) the Applicable Percentage, plus (iii) two percent (2.0%) per annum;

(f)              in the case of Alternative Currency Swingline Loans, an interest rate equal to the sum of (i) the Overnight Rate, plus (ii) the Applicable Percentage, plus (iii) two percent (2.0%) per annum; and

(g)              in all other cases, including Base Rate Loans, an interest rate equal to the sum of (i) the Base Rate, plus (ii) the Applicable Percentage, plus (iii) two percent (2.0%) per annum.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

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“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, an L/C Issuer, a Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrowers, the Administrative Agent, an L/C Issuer or a Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or a Bail-In Action, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender as of the date established therefor by the Administrative Agent in a written notice of such determination which shall be delivered by the Administrative Agent to the Borrowers, the L/C Issuers, the Swingline Lenders and the Lenders promptly following such determination.

“Designated Borrower Limit” means, for any Borrower, the amount shown on Schedule 2.14 as its “Designated Borrower Limit”, and for any Applicant Borrower that becomes a Borrower hereunder in accordance with the provisions of Section 2.14(b), the amount identified in the Designated Borrower Request and Assumption Agreement.  The Designated Borrower Limit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Designated Borrower Notice” has the meaning provided in Section 2.14(b).

“Designated Borrower Request and Assumption Agreement” has the meaning provided in Section 2.14(b).

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“Designated Borrowers” means the Borrowers identified on Schedule 2.14 and any Applicant Borrower that becomes a Borrower hereunder in accordance with the provisions of Section 2.14(b).

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any Property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar”, “U.S. Dollar”, “$” and “USD$” means the lawful currency of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any other currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such other currency.

“Domestic Borrower” means a Borrower that is organized under the laws of any State of the United States or the District of Columbia.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any State of the United States or the District of Columbia, provided that any limited liability company, organized under the laws of any State of the United States or the District of Columbia and that is a Wholly Owned Subsidiary of a Foreign Subsidiary shall be considered to be a Foreign Subsidiary rather than a Domestic Subsidiary for all purposes of this Credit Agreement and the other Credit Documents.

“Dutch Obligor” means any Borrower or any Guarantor incorporated in the Netherlands.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” shall have the meaning specified in Section 11.19.

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“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)); provided, however, that for loans and commitments in respect of the Revolving Loan Obligations, an Eligible Assignee shall include only a Lender, an Affiliate of a Lender or another Person, which, through its Lending Offices, is capable of lending the applicable Alternative Currencies without the imposition of any additional Indemnified Taxes, as the case may be.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrowers, any other Credit Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“epay Segment” means the reportable “epay” segment as referenced and reported in Form 10-K and Form 10-Q filed by EWI with the SEC.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with EWI within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by EWI or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by EWI or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon EWI or any ERISA Affiliate.

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“€STR” means, with respect to any applicable date of determination, the Euro Short Term Rate published by the European Central Bank (or any successor administrator of the Euro Short Term Rate) on the European Central Bank’s website (or any successor source for the Euro Short Term Rate) as of 8:00 A.M. (London Time) on the date of determination; provided that if €STR determined in accordance with this definition would otherwise be less than zero, €STR shall be deemed zero for purposes of this Credit Agreement.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR” means, with respect to any applicable determination date, the Euro Interbank Offered Rate published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the date that is two TARGET Days preceding such date; provided that if EURIBOR determined in accordance with this definition would otherwise be less than zero, EURIBOR shall be deemed zero for purposes of this Credit Agreement.

“EURIBOR Rate” means, for any Interest Period with respect to any Term Benchmark Loan, a rate per annum determined by the Administrative Agent to be equal to the quotient obtained by dividing (i) EURIBOR for such Term Benchmark Loan for such Interest Period by (ii) one minus the Reserve Percentage for such Term Benchmark Loan for such Interest Period.

“Euro” or “€” mean the single lawful currency of the Participating Member States.

“Event of Default” has the meaning provided in Section 9.01.

“EWI” means Euronet Worldwide, Inc., a Delaware corporation.

“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty by such Credit Party of, or the grant under a Credit Document by such Guarantor of a security interest to secure, such Swap Obligation (or any Support Obligation in respect thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.08 hereunder and any other “keepwell”, support or other agreement for the benefit of such Credit Party and any and all guarantees of such Credit Party’s Swap Obligations by other Credit Parties) at the time the Guaranty by such Credit Party, or grant by such Credit Party of a security interest, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e), and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

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“Existing Credit Agreement” has the meaning provided in the Preliminary Statement.

“Existing Letters of Credit” means those letters of credit outstanding on the Closing Date and identified as such on Schedule 2.03.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Credit Agreement.

“Fee Letter” means (i) as regards Bank of America and BofA Securities, the letter agreement, dated September 21, 2022, among EWI, Bank of America and BofA Securities, (ii) as regards Wells Fargo Securities, as joint lead arranger and joint book manager, any such letter agreement between EWI, Wells Fargo Bank and Wells Fargo Securities in respect thereof, (iii) as regards U.S. Bank National Association, as joint lead arranger and joint book manager, any such letter agreement between EWI and U.S. Bank National Association in respect thereof and (iv) for any L/C Issuer, any letter agreement between EWI and such L/C Issuer, in each such case, as amended, modified, extended, renewed or replaced.

“Fitch” means Fitch, Inc. and any successor thereto.

“Floating Term SOFR” means a rate of interest, determined as of each Business Day, equal to Term SOFR for a term of one month commencing that day (expressed as a decimal and rounded upward if the number shown in the last decimal place is 5 or greater) plus the SOFR Adjustment; provided that if Floating Term SOFR determined in accordance with this definition would otherwise be less than zero, Floating Term SOFR shall be deemed zero for purposes of this Credit Agreement.

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“Floating Term SOFR Loan” means a Loan or a USD Swingline Loan that bears interest at a rate based on Floating Term SOFR. Floating Term SOFR Loans may be denominated in Dollars only.

“Foreign Borrower” means a Borrower that is not a Domestic Borrower.

“Foreign Lender” means, with respect to any Borrower, (a) if such Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuers, such Defaulting Lender’s pro rata share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lenders, such Defaulting Lender’s pro rata share of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)              all obligations for borrowed money, whether current or long-term (including the Obligations hereunder), and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)              all purchase money indebtedness (including indebtedness and obligations in respect of conditional sales and title retention arrangements, except for customary conditional sales and title retention arrangements with suppliers that are entered into in the ordinary course of business) and all indebtedness and obligations in respect of the deferred purchase price of property or services (other than (i) trade accounts payable incurred in the ordinary course of business and payable on customary trade terms, (ii) unpaid expenses accrued in the ordinary course of business and (iii) contingent consideration (including, without limitation, guarantees, indemnities and obligations in respect of purchase price adjustments) in connection with Acquisitions);

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(c)              all obligations (other than contingent obligations) under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties and surety bonds);

(d)              the Attributable Principal Amount of Capital Leases and Synthetic Leases;

(e)              the Attributable Principal Amount of Securitization Transactions (but without regard to unfunded or undrawn commitments);

(f)              all preferred stock and comparable equity interests providing for mandatory redemption, sinking fund or other like payments;

(g)              Support Obligations in respect of Funded Debt of another Person;

(h)              Funded Debt of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.

For the avoidance of doubt, Funded Debt shall not include:

(A)              ATM Cash Supply Obligations; or

(B)              obligations under or in respect of surety bonds, unless and until drawn; or

(C)              obligations under or in respect of letters of credit to vendors or suppliers of products, content or services distributed or provided through processing networks of the Consolidated Group, unless and until drawn, provided that, in each such case (1) a trust account or segregated account has been established therefor for the benefit of such vendors and suppliers (whether for the benefit of a single vendor or supplier or multiple vendors and/or suppliers), (2) all cash generated from the distribution or provision of such products, content and services through the respective processing networks of the Consolidated Group is deposited in or subject to such trust account or segregated account, and (3) such cash will be kept segregated and apart from cash not associated with the distribution or provision of such products, content and services through the respective processing networks of the Consolidated Group.

For purposes hereof, the amount of Funded Debt shall be determined (i) based on the outstanding principal amount in the case of borrowed money indebtedness under clause (a) and purchase money indebtedness and the deferred purchase obligations under clause (b), (ii) based on the maximum amount available to be drawn in the case of letter of credit obligations and the other obligations under clause (c), (iii) in the case of a Securitization Transaction established to facilitate the issuance of letters of credit and bank guaranties, without duplication for the letters of credit and bank guaranties issued in connection therewith, and (iv) based on the amount of Funded Debt that is the subject of the Support Obligations in the case of Support Obligations under clause (g).

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied, subject to the provisions of Section 1.03.

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“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranteed Obligations” shall have the meaning provided in Section 4.01.

“Guarantor” means EWI, together with its successors and permitted assigns.

“Guaranty” means (a) the guaranty provided pursuant to Article IV hereof, and/or (b) any other guaranty agreement in respect of the Obligations given by any Person, as the same may be amended and modified from time to time.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos‑containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Honor Date” has the meaning provided in Section 2.03(c)(i).

“Hungarian Forints” means the lawful currency of Hungary.

“IFRS” means international financial reporting standards as adopted by the International Accounting Standards Board and in effect from time to time.

“Immaterial Subsidiary” means any Subsidiary that is not a Credit Party and that (considered with its Subsidiaries on a consolidated basis) represents 7.5% or less of either of consolidated revenues or consolidated assets of the Consolidated Group (in each such case determined as of the end of each fiscal quarter for the period of four consecutive fiscal quarters then ended).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)              all Funded Debt;

(b)              all contingent obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties and surety bonds);

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(c)              net obligations under any Swap Contract;

(d)              Support Obligations in respect of Indebtedness of another Person; and

(e)              Indebtedness of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.

For the avoidance of doubt, Indebtedness shall not include:

(A)              ATM Cash Supply Obligations;

(B)              obligations under or in respect of surety bonds, unless and until drawn; or

(C)              obligations under or in respect of letters of credit to vendors or suppliers of products, content or services distributed or provided through processing networks of the Consolidated Group, unless and until drawn, provided that, in each such case (1) a trust account or segregated account has been established therefor for the benefit of such vendors and suppliers (whether for the benefit of a single vendor or supplier or multiple vendors and/or suppliers), (2) all cash generated from the distribution or provision of such products, content and services through the respective processing networks of the Consolidated Group is deposited in or subject to such trust account or segregated account, and (3) such cash will be kept segregated and apart from cash not associated with the distribution or provision of such products, content and services through the respective processing networks of the Consolidated Group.

For purposes hereof, the amount of Indebtedness shall be determined (i) based on Swap Termination Value in the case of net obligations under Swap Contracts under clause (c) and (ii) based on the outstanding principal amount of the Indebtedness that is the subject of the Support Obligations in the case of Support Obligations under clause (d).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning provided in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

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“Interest Payment Date” means, (a) as to any Base Rate Loan and any Floating Term SOFR Loan (including USD Swingline Loans), the last Business Day of each March, June, September and December and the Termination Date and, in the case of any USD Swingline Loan, any other dates as may be mutually agreed upon by the applicable Borrowers and the applicable Swingline Lender, (b) as to any Term Benchmark Loan, the last day of each Interest Period applicable to such Loan, the date of repayment of principal of such Loan and the Termination Date, and in addition, where the applicable Interest Period exceeds three months, the date every three months after the beginning of such Interest Period; and (c) as to any SONIA Loan and any Alternative Currency Swingline Loan, the last day of each month and the Termination Date.  If an Interest Payment Date falls on a date that is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day.

“Interest Period” means, (i) as to each Term Benchmark Loan, the period commencing on the date such Term Benchmark Loan is disbursed or converted to or continued as a Term Benchmark Loan and ending on the date one, three or six months thereafter (in each case, subject to availability), as selected by the applicable Borrower in its Loan Notice and (ii) as to each Alternative Currency Swingline Loan, the period commencing on the date such Loan is disbursed and ending on the date as may be offered by the applicable Lender or Lenders and agreed to by the Borrower; provided that:

(a)              any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)              any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)              no Interest Period with respect to any Revolving Loan shall extend beyond the Termination Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, guaranty or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor undertakes any Support Obligation with respect to Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually loaned or invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning provided in Section 6.11.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).

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“Issuer Documents” means, with respect to any Letter of Credit, the L/C Application and any other document, agreement or instrument (including such Letter of Credit) entered into by a Borrower (or any Subsidiary) and the applicable L/C Issuer (or in favor of the applicable L/C Issuer), relating to such Letter of Credit.

“Japanese Yen” means the lawful currency of Japan.

“Judgment Currency” has the meaning provided in Section 11.18.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing.  All L/C Advances must be denominated in Dollars.

“L/C Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“L/C Borrowing” means any extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed or refinanced as a Borrowing of Revolving Loans.  All L/C Borrowings will be denominated in Dollars.

“L/C Commitment” means, with respect to the L/C Issuer, the commitment of the L/C Issuer to issue and to honor payment obligations under Letters of Credit, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name in Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement.  The L/C Commitment of any L/C Issuer may not be increased or extended without the prior written consent of such L/C Issuer.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Expiration Date” means the day that is seven days prior to the Termination Date then in effect (or, if such day is not a Business Day, the immediately preceding Business Day).

“L/C Issuer” means (a) as to Existing Letters of Credit, those lenders identified as an issuer on Schedule 2.03, (b) in the case of Letters of Credit denominated in Dollars, Bank of America in its capacity as issuer of such Letters of Credit, together with its successors in such capacity, (c) in the case of Letters of Credit denominated in Alternative Currencies, Bank of America in its capacity as issuer of such Letters of Credit hereunder, together with its successors in such capacity and (d) any other Lender so appointed by EWI that agrees to act as an L/C Issuer hereunder and any successor thereto in such capacity.

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“L/C Obligations” means, at any time, the sum of (a) the maximum amount available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referenced therein, plus (b) the aggregate amount of all L/C Unreimbursed Amounts, including L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07.  For all purposes of this Credit Agreement, if on any date of determination, a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Sublimit” has the meaning provided in Section 2.01(a)(ii).

“L/C Unreimbursed Amount” has the meaning provided in Section 2.03(c)(i).

“Lender-Related Party” has the meaning provided in Section 11.04(d).

“Lender Joinder Agreement” means a joinder agreement, substantially in the form of Exhibit 2.01, executed and delivered in accordance with the provisions of Section 2.01(d).

“Lender Recipient Parties” mean, collectively, the Lenders, the Swingline Lenders and the L/C Issuers.

“Lenders” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swingline Lenders.  The initial Lenders are identified on the signature pages hereto and are set out in Schedule 2.01.

“Lending Office” means, as to any Lender, the office or offices of such Lender set forth in such Lender’s Administrative Questionnaire or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means each Existing Letter of Credit and each standby letter of credit issued by a L/C Issuer under Section 2.01(a)(ii).  Letters of Credit will be issued in Dollars and Alternative Currencies.

“Letter of Credit Fee” has the meaning provided in Section 2.09(b)(i).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing).  For the avoidance of doubt, Liens do not include (a) the ownership or other interests of counterparties in “vault cash” they supply pursuant to ATM Cash Supply Agreements or (b) setoff rights or statutory liens arising in the ordinary course of business.

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“Loan Notice” means a notice of (a) a Borrowing of Loans (including Swingline Loans), (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term Benchmark Loans, which, if in writing, shall be substantially in the form of Exhibit 2.02 or such other form as may be approved by the Administrative Agent  (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of EWI.

“Loans” means any Revolving Loan, and the Term Benchmark Loans, Floating Term SOFR Loans, Base Rate Loans and SONIA Loans comprising such Loans.

“Master Agreement” shall have the meaning provided in the definition of “Swap Contract”.

“Material Acquisition” means an Acquisition with Acquisition Consideration in excess of $200 million.

“Material Foreign Subsidiary” means a Foreign Subsidiary that is not an Immaterial Subsidiary.

“Material Subsidiary” means a Subsidiary that is not an Immaterial Subsidiary.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, financial condition, results of operations or assets of the Consolidated Group, taken as a whole; (b) a material impairment of the ability of the Credit Parties, taken as a whole, to perform their obligations under the Credit Documents to which they are parties; or (c) a material adverse effect upon the legality, validity, binding effect or the rights and remedies of the Administrative Agent or the Lenders under the Credit Documents, taken as a whole.

“Maximum Rate” has the meaning specified in Section 11.09.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during any period when a Lender constitutes a Defaulting Lender, an amount equal to 103% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.16(a)(i), (a)(ii) or (a)(iii), an amount equal to 103% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which EWI or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“New Zealand Dollars” means the lawful currency of New Zealand.

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“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders, or all Lenders or all affected Lenders in a particular facility, as appropriate, in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender.

“Non-Extension Notice Date” has the meaning provided in Section 2.03(b)(iii).

“Non-Reinstatement Deadline” has the meaning provided in Section 2.03(b)(iv).

“Non-SOFR Successor Rate” has the meaning specified in Section 3.03(c).

“Norwegian Krone” means the lawful currency of Norway.

“Notes” means the promissory notes, if any, given to evidence the Revolving Loan Obligations, as amended, restated, modified, supplemented, extended, renewed or replaced.  A form of Note is attached as Exhibit 2.13.

“Obligations” means, with respect to each of the Credit Parties, without duplication, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit, and all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the reasonable fees, charges and disbursements of counsel, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (b) all obligations under any Swap Contract between EWI or any of its Subsidiaries, on the one hand, and any Lender or Affiliate of a Lender (or a Person who, at the time the Swap Contract was entered into, was a Lender or an Affiliate of a Lender), on the other hand, to the extent permitted hereunder and (c) all obligations under any Treasury Management Agreement between EWI or any of its Subsidiaries, on the one hand, and any Lender or Affiliate of a Lender (or a Person who, at the time the Treasury Management Agreement was entered into, was a Lender or an Affiliate of a Lender), on the other hand; provided that the “Obligations” of a Credit Party shall exclude any Excluded Swap Obligations with respect to such Credit Party.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non‑U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

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“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (i) with respect to Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date; (ii) with respect to Swingline Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swingline Loans occurring on such date; and (iii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by a Borrower of L/C Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) the overnight rate determined by the Administrative Agent, the L/C Issuer or the applicable Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with any amount denominated in British Pounds Sterling, the greater of (i) SONIA and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer or the applicable Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (c) with any amount denominated in Euro, the greater of (i) €STR and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer or the applicable Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patriot Act” has the meaning provided in Section 11.17.

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“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by EWI or any ERISA Affiliate or to which EWI or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Dispositions” means:

(a)Dispositions of cash and cash equivalents;

(b)Dispositions by and between members of the Consolidated Group;

(c)Dispositions consisting of the sale and leaseback of ADTs, ATMs or POS terminals in the ordinary course of business when such sale and leaseback is entered into in connection with an agreement between any member of the Consolidated Group and a customer for the provision of services, such as the outsourced operation of the ADTs, ATMs or POS terminals or the licensing and maintenance of software for the operation of such ADTs, ATMs or POS terminals;

(d)Dispositions consisting of the contribution of assets (including all or any portion of the assets of, or the equity interests in, certain subsidiaries) into non-wholly owned joint ventures;

(e)Dispositions consisting of the sale or transfer of Securitization Receivables (or interests therein) in connection with a Securitization Transaction permitted hereunder;

(f)Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(g)Dispositions of inventory and marketable securities in the ordinary course of business and the licensing or sublicensing of software and IP Rights consistent with past practices;

(h)Dispositions resulting from the lease of terminal equipment, ADTs or ATMs in the ordinary course of business of members of the Consolidated Group;

(i)Dispositions of equipment or real property to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property or (B) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(j)Dispositions of Property in connection with casualty, condemnation or similar events;

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(k)              Dispositions resulting from the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims;

(l)Dispositions resulting from the leasing, subleasing or assignment of Property in the ordinary course of business;

(m)Dispositions of accounts receivable in connection with the collection or compromise thereof;

(n)Dispositions resulting from the abandonment of IP Rights which are not material to the conduct of the business of the Consolidated Group, taken as a whole;

(o)Dispositions resulting from transactions permitted by Section 8.04 or Restricted Payments permitted by Section 8.06; and

(p)other Dispositions by the members of the Consolidated Group in any fiscal year of assets as to which attributed EBITDA does not in the aggregate exceed 30% of Consolidated EBITDA of the Consolidated Group as of the most recently ended fiscal year for which audited financial statements have been delivered, provided, in each case, that no Default shall exist and be continuing immediately before or immediately after giving effect thereto on a Pro Forma Basis.

“Permitted Liens” means Liens permitted pursuant to Section 8.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by EWI or, with respect to any such plan that is subject to Section 412 of the Internal Revenue Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning provided in Section 7.02.

“Polish Zlotys” means the lawful currency of Poland.

“Prime Rate” means the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.”  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in the “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

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“Pro Forma Basis” means, with respect to any transaction, for purposes of determining compliance with the financial covenants hereunder, that such transaction shall be deemed to have occurred as of the first day of the period of four consecutive fiscal quarters ending as of the end of the most recent fiscal quarter for which annual or quarterly financial statements shall have been delivered in accordance with the provisions hereof.  Further, for purposes of making calculations on a “Pro Forma Basis” hereunder, (a) in the case of any Disposition, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Disposition shall be excluded to the extent relating to any period prior to the date thereof and (ii) Indebtedness paid or retired in connection with such Disposition shall be deemed to have been paid and retired as of the first day of the applicable period; and (b) in the case of any Acquisition, merger or consolidation, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject thereof shall be included to the extent relating to any period prior to the date thereof and (ii) Indebtedness incurred in connection with such Acquisition, merger or consolidation, shall be deemed to have been incurred as of the first day of the applicable period (and interest expense shall be imputed for the applicable period assuming prevailing interest rates hereunder).

“Property” means an interest of any kind in any property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Public Lender” has the meaning specified in Section 7.02.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 11.21.

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder.

“Refinancing Indebtedness” means Indebtedness issued or incurred (including by means of the extension or renewal of existing Indebtedness) to extend, renew, replace, defease, refund or refinance existing Indebtedness (the “Refinanced Debt”) but only if the aggregate principal amount of the Refinancing Indebtedness shall be less than or equal to the sum of (a) the aggregate amount of the Refinanced Debt (including principal and accrued interest), (b) the aggregate amount of unused commitments under the Refinanced Debt, (c) prepayment fees or premiums, tender or consent fees and/or other reasonable costs and expenses directly related to the Refinanced Debt and (d) reasonable fees, expenses and costs directly related to the entering into of the Refinanced Debt.

“Refinancing Lien” means a Lien granted to extend, renew or replace an existing Lien, but only if (a) the amount of the Indebtedness or other obligations secured or benefited thereby is not increased except as contemplated by Section 8.03 and (b) any renewal or extension of the Indebtedness or other obligations secured or benefited thereby is permitted by Section 8.03.

“Register” has the meaning provided in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Rate” has the meaning specified in Section 3.03(a).

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“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing of Loans (including Swingline Loans) or the conversion or continuation of Loans, a Loan Notice and (b) with respect to an L/C Credit Extension, an L/C Application.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Revolving Commitments or, if the Revolving Commitments shall have expired or been terminated, Lenders holding in the aggregate more than 50% of the Revolving Loan Obligations (including, in each case, the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swingline Loans); provided that the commitments of, and the portion of the Revolving Loan Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Rescindable Amount” has the meaning as specified in Section 2.11(b)(ii).

“Reserve Percentage” means, for any day, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).  The EURIBOR Rate for each outstanding Term Benchmark Loan shall be adjusted automatically as of the effective date of any change in the Reserve Percentage.

“Resignation Effective Date” has the meaning as specified in Section 10.06.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, managing director, director, treasurer or assistant treasurer of a Credit Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Credit Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Credit Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Credit Party designated in or pursuant to an agreement between the applicable Credit Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.

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“Restricted Payments” means any dividend or other distribution (whether in cash, securities or other property) by EWI in respect of its Capital Stock, or any payment (whether in cash, securities or other property) including any sinking fund payment or similar deposit, for or on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Capital Stock of EWI or any option, warrant or other right to acquire such Capital Stock of EWI.

“Revaluation Date” means (a) with respect to any Loan, each of the following:  (i) each date of a Borrowing of a Term Benchmark Loan denominated in Euros or a SONIA Loan, (ii) each date of a continuation of a Term Benchmark Loan, denominated in Euros pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the respective Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following:  (i) each date of issuance, amendment increasing the amount or extension of a Letter of Credit denominated in a currency other than Dollars, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable L/C Issuer under any Letter of Credit denominated in a currency other than Dollars, (iv) in the case of the Existing Letters of Credit, the Closing Date and (v) such additional dates as the Administrative Agent or the applicable L/C Issuer shall determine or the respective Required Lenders shall require.

“Revolving Commitment” means, as to each Lender, its obligation to make Revolving Loans (and to share in Revolving Loan Obligations that are not Revolving Loans) hereunder, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name in Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement.

“Revolving Commitment Percentage” means, for each Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is the amount of such Lender’s Revolving Commitment set forth opposite such Lender’s name in Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable (as such amount may be adjusted from time to time in accordance with this Credit Agreement) and the denominator of which is the Aggregate Revolving Commitments.  The initial Revolving Commitment Percentages are set out in Schedule 2.01.

“Revolving Loan” has the meaning provided in Section 2.01(a)(i).

“Revolving Loan Obligations” means the Revolving Loans, the L/C Obligations and the Swingline Loans.

“S&P” means S&P Global Ratings and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in a currency other than Dollars, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant currency.

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“Sanction(s)” means any international economic sanction(s) program (for the avoidance of doubt, excluding any penalties relating to taxes) administered or enforced by the United States Government (including, without limitation, the Office of Foreign Assets Control), the United Nations Security Council, the European Union or His Majesty’s Treasury.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(c).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securitization Transaction” means any financing, factoring or similar transaction (or series of transactions) entered into by any member of the Consolidated Group pursuant to which any such member of the Consolidated Group may sell, convey or otherwise transfer, or pledge or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment (the “Securitization Receivables”) to a special purpose entity (a “Securitization SPE”) or other Person; provided that the granting of Liens on specific accounts receivable to secure specific letters of credit and other obligations covered in clause (c) of the definition of Funded Debt will not constitute a Securitization Transaction for purposes hereof.

“SOFR” means the Secured Overnight Financing Rate as administered by the SOFR Administrator.

“SOFR Adjustment” means 0.10% per annum.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Scheduled Unavailability Date” has the meaning specified in Section 3.03(b).

“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

“SONIA Adjustment” means 0.0326% per annum.

“SONIA Loan” means a Loan that bears interest based on the SONIA Rate.  All SONIA Loans are denominated in British Pounds Sterling.

“SONIA Rate” means the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment.

“Specified Credit Party” means any Credit Party other than EWI that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 4.08).

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“Spot Rate” for a currency means the rate determined by the Administrative Agent or the applicable L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the applicable L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the applicable L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the applicable L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in a currency other than Dollars.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise provided, “Subsidiary” shall refer to a Subsidiary of EWI.

“Successor Rate” has the meaning specified in Section 3.03(c).

“Support Obligations” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Funded Debt or other Indebtedness payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Funded Debt or other Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Funded Debt or other Indebtedness of the payment or performance of such Funded Debt or other Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Funded Debt or other Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Funded Debt or other Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Funded Debt or other Indebtedness of any other Person, whether or not such Funded Debt or other Indebtedness is assumed by such Person (or any right, contingent or otherwise, of any holder of such Funded Debt or other Indebtedness to obtain any such Lien); provided that “Support Obligation” shall not include obligations relating to the endorsement of checks, drafts or other items for collection in the ordinary course of business.  The amount of any Support Obligations shall be deemed to be an amount equal to the stated or determinable amount of the related Funded Debt or other Indebtedness, or portion thereof, in respect of which such Support Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Supported QFC” has the meaning specified in Section 11.21.

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“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross‑currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to the Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination values determined in accordance therewith, such termination values, and (b) for any date prior to the date referenced in clause (a), the amounts determined as the mark‑to‑market values for such Swap Contracts, as determined based upon one or more mid‑market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swedish Krona” means the lawful currency of Sweden.

“Swingline Borrowing” means a borrowing of a USD Swingline Loan or Alternative Currency Swingline Loan hereunder.

“Swingline Lenders” means the USD Swingline Lenders and the Alternative Currency Swingline Lenders.

“Swingline Loans” means the USD Swingline Loans and the Alternative Currency Swingline Loans.

“Swingline Sublimit” means the USD Swingline Sublimit and the Alternative Currency Swingline Sublimit.

“Swiss Francs” means the lawful currency of Switzerland.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement that is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.

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“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” means (i) with respect to U.S. Dollars, Term SOFR or (ii) with respect to Euros, the EURIBOR Rate.

“Term Benchmark Loan” means a loan that bears interest based on the applicable Term Benchmark.

“Term SOFR” means:

(a)                for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment; and

(b)               for any interest calculation with respect to a Base Rate Loan or Floating Term SOFR Loan, on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Credit Agreement.

“Term SOFR Loan” means a loan that bears interest based on clause (a) of the definition of “Term SOFR”.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Termination Date” means October 24, 2027.

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including, without limitation, deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards, employee credit card programs and commercial cards), funds transfer, automated clearinghouse, direct debit, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services, netting services, cash pooling arrangements, credit and debit card acceptance or merchant services and other treasury or cash management services.

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“Type” means, with respect to any Revolving Loan, its character as a Base Rate Loan, a Floating Term SOFR Loan, a SONIA Loan or a Term Benchmark Loan.

“UCC” means the Uniform Commercial Code in effect in any applicable jurisdiction from time to time.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” or “U.S.” means the United States of America.

“USD Swingline Borrowing” means a borrowing of a USD Swingline Loan hereunder.

“USD Swingline Lender” means Bank of America and each other Lender that is so designated by EWI (with the approval of the Administrative Agent and such Lender) to provide USD Swingline Loans, each in its capacity as such, together with any successor in such capacity.

“USD Swingline Loan” has the meaning provided in Section 2.01(a)(iii).

“USD Swingline Sublimit” has the meaning provided in Section 2.01(a)(iii).  The USD Swingline Sublimit is a part of, and not in addition to, the Aggregate Revolving Commitments.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.21.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).

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“Wholly Owned Subsidiary” means, with respect to any direct or indirect Subsidiary of any Person, that 100% of the Capital Stock with ordinary voting power issued by such Subsidiary (other than directors’ qualifying shares and investments by foreign nationals mandated by applicable Law) is beneficially owned, directly or indirectly, by such Person.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,  any powers of the applicable Resolution Authority  under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02          Interpretive Provisions.  With reference to this Credit Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a)                The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Credit Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein”, “hereof” and “hereunder”, and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Credit Document to “Articles”, “Sections”, “Exhibits” and “Schedules” shall be construed to refer to articles and sections of, and exhibits and schedules to, the Credit Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all assets and property of whatever kind, real and personal, tangible and intangible, including cash, securities, accounts and contract rights.

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(b)               In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)                Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Credit Document.

(d)               In this Credit Agreement, where it relates to a Dutch Obligor, a reference to:

(i)                 a winding-up, administration or dissolution includes a Dutch Obligor being:

(A)             declared bankrupt (failliet verklaard); or

(B)              dissolved (ontbonden);

(ii)               a moratorium or rearrangement includes surseance van betaling;
(iii)            insolvency includes a bankruptcy, a moratorium, the issue of a notice under section 36(2) of the Dutch 1990 Tax Collection Act (Invorderingswet 1990) and emergency regulations (noodregeling) under the Dutch Financial Supervision Act (Wet op het Financieel Toezicht);
(iv)             a trustee in bankruptcy includes a curator;
(v)               an administrator includes a bewindvoerder;
(vi)             “security” includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);
(vii)           an attachment includes a beslag; and
(viii)        a subsidiary includes a dochtermaatschappij as defined in Article 2:24a of the Dutch Civil Code.

(e)                Any reference to “Bank of America Merrill Lynch International Limited” is a reference to its successor in title Bank of America Merrill Lynch International Designated Activity Company (including, without limitation, its branches) pursuant to and with effect from the merger between Bank of America Merrill Lynch International Limited and Bank of America Merrill Lynch International Designated Activity Company that takes effect in accordance with Chapter II, Title II of Directive (EU) 2017/1132 (which repeals and codifies the Cross-Border Mergers Directive (2005/56/EC))  as implemented in the United Kingdom and Ireland.  Notwithstanding anything to the contrary in any Credit Document, a transfer of rights and obligations from Bank of America Merrill Lynch International Limited to Bank of America Merrill Lynch International Designated Activity Company pursuant to such merger shall be permitted.

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(f)                Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to the division of a limited liability company into two or more limited liability companies, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Each limited liability company resulting from the division of a limited liability company shall constitute a separate Person hereunder (and each limited liability company resulting from the division of a limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.03          Accounting Terms and Provisions.

(a)                All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, GAAP.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 (Financial Instruments) and FASB ASC 470-20 (Debt) on financial liabilities shall be disregarded.

(b)               Notwithstanding any provision herein to the contrary, determinations of compliance with the financial covenants shall be made on a Pro Forma Basis.

(c)                To the extent not otherwise described in the financial statements delivered pursuant to Section 7.01(a) or (b) or the other materials and information provided pursuant to Section 7.02, EWI will provide a written summary of material changes in GAAP or in the consistent application thereof and material changes in accounting policies or financial reporting practices with each annual and quarterly Compliance Certificate delivered in accordance with Section 7.02(b).  If there is any change in GAAP or in the consistent application thereof after the date hereof that would affect the computation of any financial covenant, ratio or requirement set forth in any Credit Document, and either EWI or the Required Lenders shall so request, regardless of whether any such request is given before or after such change in GAAP or in the application thereof, then the Administrative Agent, the Required Lenders and EWI agree to endeavor, in good faith, to agree upon an amendment to this Credit Agreement that would adjust such financial covenants, ratio or requirement in a manner that would preserve the original intent thereof, but would allow compliance therewith to be determined in accordance with the most recent financial statements delivered pursuant to Section 7.01(a) or (b), provided that, until so amended such financial covenants, ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.  Notwithstanding the forgoing, whenever in this Credit Agreement it is necessary to determine whether a lease is a Capital Lease or an operating lease, such determination shall be made on the basis of GAAP as in effect on the date hereof.

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(d)               All references herein to consolidated financial statements of the Consolidated Group or to the determination of any amount for the Consolidated Group on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that EWI is required to consolidate pursuant to FASB Interpretation No. 46 – Consolidation of Variable Interest Entities:  an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.

(e)                At any time after the Closing Date, EWI may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references in the Credit Documents to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Credit Agreement); provided that (1) any such election, once made, shall be irrevocable, (2) any calculation or determination in any Credit Document that requires the application of GAAP for any period that includes any fiscal quarter(s) ended prior to such election will be subject to the provisions of Section 1.03(c) above, (3) EWI may not make such election unless all other members of the Consolidated Group simultaneously make such election and (4) EWI will provide a reconciliation statement identifying the changes based on application of IFRS.  EWI shall give the Administrative Agent at least thirty (30) days prior written notice of any such election.

1.04          Rounding.  Any financial ratios required to be maintained pursuant to this Credit Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding‑up if there is no nearest number).

1.05          Exchange Rates; Currency Equivalents.

(a)                The Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in currencies other than Dollars.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by Credit Parties hereunder, for determining compliance with the affirmative and negative covenants hereof, for calculating financial covenants hereunder or as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Credit Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable L/C Issuer, as applicable.

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(b)               Wherever in this Credit Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or SONIA Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Term Benchmark Loan, SONIA Loan or Letter of Credit is denominated in currencies other than Dollars, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be.

1.06          Additional Alternative Currencies.

(a)                EWI may from time to time request that Loans (other than Alternative Currency Swingline Loans) be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. Any such request regarding the making of Loans shall be subject to the approval of the Administrative Agent and each Lender, in each such case in their discretion.  Any such request regarding the issuance of Letters of Credit shall be subject to the approval of the Administrative Agent and the applicable L/C Issuer, in each such case in their discretion.

(b)               Any such request shall be made to the Administrative Agent not later than 11:00 a.m., ten Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of a request regarding the issuance of a Letter of Credit, the applicable L/C Issuer, in any such case, in its or their sole discretion). In the case of any such request regarding a Loan, the Administrative Agent shall promptly notify each Lender thereof; in the case of any such request regarding the issuance of a Letter of Credit, the Administrative Agent shall promptly notify the applicable L/C Issuer thereof. Each Lender (in the case of a request relating to the making of a Loan) or the applicable L/C Issuer (in the case of a request relating to the issuance of a Letter of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., five Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)                Any failure by a Lender or L/C Issuer to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Person to permit Loans to be made or Letters of Credit to be issued, as the case may be, in such requested currency. If the Administrative Agent and all the Lenders consent to making Loans in such requested currency and the Administrative Agent and such Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify EWI and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Loans (other than Alternative Currency Swingline Loans); if the Administrative Agent and the applicable L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify EWI and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances by such applicable L/C Issuer; and in either of the foregoing cases, EWI, the Lenders (in the case of a request relating to the making of a Loan), the applicable L/C Issuer (in the case of a request relating to the issuance of a Letter of Credit) and the Administrative Agent may amend this Credit Agreement solely for the purpose of facilitating the making of Loans (other than Alternative Currency Swingline Loans) in such requested currency or the issuance of Letters of Credit in such requested currency (including, for the avoidance of doubt, any Conforming Changes as if the requested currency were a Successor Rate). If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify EWI.

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1.07          Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight savings or standard, as applicable).

1.08          Letter of Credit Amounts.  Unless otherwise specified herein (including, without limitation, as otherwise specified in Sections 1.05(a) and (b)), the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Article II
COMMITMENTS AND CREDIT EXTENSIONS

2.01          Commitments

(a)                Revolving Commitments.  During the Commitment Period,

(i)                 Revolving Loans.  The Lenders severally agree to make revolving credit loans (the “Revolving Loans”) to the applicable Borrowers in Dollars, Euros and British Pounds Sterling from time to time, on any Business Day, in an aggregate principal amount of up to ONE BILLION TWO HUNDRED FIFTY MILLION DOLLARS ($1,250,000,000);
(ii)               Letters of Credit.  (A) The L/C Issuer, in reliance upon the commitments of the Lenders set forth herein, agrees (I) to issue Letters of Credit denominated in Dollars and in Alternative Currencies for the account of the applicable Borrowers and other members of the Consolidated Group on any Business Day, (II) to amend or extend Letters of Credit previously issued hereunder, and (III) to honor drawings under Letters of Credit; and (B) the Lenders severally agree to purchase from the L/C Issuer a participation interest in the Existing Letters of Credit and Letters of Credit issued hereunder in an amount equal to such Lender’s Revolving Commitment Percentage thereof, in an aggregate principal amount up to TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) (as such amount may be decreased in accordance with the provisions hereof, the “L/C Sublimit”), provided that (i) the Outstanding Amount of L/C Obligations shall not exceed the L/C Sublimit, and (ii) for any L/C Issuer, the Outstanding Amount of L/C Obligations shall not exceed the amount of such L/C Issuer’s L/C Commitment;
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(iii)            USD Swingline Loans.  Unless (i) any Lender is a Defaulting Lender and (ii) the applicable USD Swingline Lender has not entered into arrangements satisfactory to it with the applicable Borrowers or such Defaulting Lender to eliminate such Swingline Lender’s exposure with respect thereto, the USD Swingline Lenders severally agree, subject to the terms of any Autoborrow Agreement, to make revolving credit loans (the “USD Swingline Loans”) to the applicable Borrowers in Dollars on any Business Day in an aggregate principal amount of up to SEVENTY FIVE MILLION DOLLARS ($75,000,000) (as such amount may be decreased in accordance with the provisions hereof, the “USD Swingline Sublimit”), provided that the Outstanding Amount of USD Swingline Loans shall not exceed the USD Swingline Sublimit;
(iv)             Alternative Currency Swingline Loans.  Unless (i) any Lender is a Defaulting Lender and (ii) the applicable Alternative Currency Swingline Lender has not entered into arrangements satisfactory to it with the applicable Borrowers or such Defaulting Lender to eliminate such Alternative Currency Swingline Lender’s exposure with respect thereto, the Alternative Currency Swingline Lenders severally agree to make revolving credit loans (the “Alternative Currency Swingline Loans”) to the applicable Borrowers in Euros or British Pounds Sterling, on any Business Day in an aggregate principal amount of up to SEVENTY FIVE MILLION DOLLARS ($75,000,000) (as such amount may be decreased in accordance with the provisions hereof, the “Alternative Currency Swingline Sublimit”), provided that the Outstanding Amount of Alternative Currency Swingline Loans shall not exceed the Alternative Currency Swingline Sublimit;

and, provided further that, in each case, (A) the aggregate Outstanding Amount of Revolving Loan Obligations shall not exceed the Aggregate Revolving Commitments, (B) with regard to each Lender individually, such Lender’s Revolving Commitment Percentage of Revolving Loan Obligations shall not exceed its respective Revolving Commitment, (C) with regard to each Swingline Lender individually, such Lender’s Revolving Commitment Percentage of Revolving Loan Obligations plus the outstanding principal amount of all Swingline Loans made by such Lender shall not exceed its respective Revolving Commitment, and (D) for any particular Borrower, the aggregate Outstanding Amount of all Revolving Loan Obligations to or for such Borrower will not exceed its respective Designated Borrower Limit.

(v)               Additional Provisions Relating to Revolving Loans.  Revolving Loans may consist of Base Rate Loans, Term Benchmark Loans and Floating Term SOFR Loans, or a combination thereof, as the applicable Borrowers may request, and may be repaid and reborrowed in accordance with the provisions hereof.
(vi)             Additional Provisions Relating to Letters of Credit.  Subject to the terms and conditions hereof, each applicable Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly each such applicable Borrower may obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  Existing Letters of Credit shall be deemed to have been issued hereunder and shall be subject to and governed by the terms and conditions hereof.
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(vii)           Additional Provisions Relating to USD Swingline Loans.  USD Swingline Loans shall be comprised solely of Floating Term SOFR Loans and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, that if an Autoborrow Agreement is in effect, the applicable USD Swingline Lender may, at its discretion, provide for an alternate rate of interest on USD Swingline Loans under the Autoborrow Agreement with respect to any USD Swingline Loans for which the applicable USD Swingline Lender has not requested that the Lenders fund Revolving Loans to refinance, or to purchase and fund risk participations in, such USD Swingline Loans pursuant to Section 2.04(c).  Immediately upon the making of a USD Swingline Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable USD Swingline Lender a participation interest in such USD Swingline Loan in an amount equal to the product of such Lender’s Revolving Commitment Percentage thereof.
(viii)        Additional Provisions Relating to Alternative Currency Swingline Loans.  Alternative Currency Swingline Loans shall be comprised solely of Loans bearing interest at the Overnight Rate and may be repaid and reborrowed in accordance with the provisions hereof.  Immediately upon the making of an Alternative Currency Swingline Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Alternative Currency Swingline Lender a participation interest in such Alternative Currency Swingline Loan in an amount equal to the product of such Lender’s Revolving Commitment Percentage thereof.

(b)               [Reserved].

(c)                [Reserved].

(d)               Commitment Increase.  At any time on or after the Closing Date, EWI may, on written notice to the Administrative Agent, increase the Revolving Commitments (the “Commitment Increase”); provided that:

(i)                 the aggregate amount of loans and commitments for all Commitment Increases after the Closing Date hereunder shall not exceed Five Hundred Million Dollars ($500,000,000);
(ii)               (A) no Default shall exist immediately before or immediately after giving effect thereto, (B) the Credit Parties shall be in compliance with the financial covenants under Section 8.09 after giving effect thereto on a Pro Forma Basis, (C) the representations and warranties of each Credit Party contained in Article VI shall be true and correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects as so qualified) on and as of the date of such Commitment Increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects as so qualified) as of such earlier date, and except that for purposes of this Section 2.01(d), the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01, and (D) the Credit Parties shall demonstrate compliance with the sizing condition for the Commitment Increase in clause (i) hereinabove;
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(iii)            EWI will provide (A) a compliance certificate from a Responsible Officer confirming that no Default shall exist immediately before or immediately after giving effect to the Commitment Increase and demonstrating compliance with the financial covenants hereunder after giving effect to the Commitment Increase, and (b) supporting resolutions, legal opinions, promissory notes and other items as may be reasonably required by the Administrative Agent and the Lenders providing the commitments for the Commitment Increase;
(iv)             lenders providing loans and commitments for such Commitment Increase will provide a Lender Joinder Agreement and such other agreements reasonably acceptable to the Administrative Agent; and
(v)               upfront and/or arrangement fees, if any, in respect of the new commitments or loans so established, shall be paid.

In connection with any Commitment Increase, (A) none of the Lenders or their affiliates shall have any obligation to provide commitments or loans for any Commitment Increase without their prior written approval, (B) neither the Administrative Agent nor any Arranger shall have any responsibility for arranging any such additional commitments without their prior written consent and subject to such conditions, including fee arrangements, as they may provide in connection therewith and (C) Schedule 2.01 will be deemed to be revised to reflect the Lenders, Loans, Commitments and pro rata shares after giving effect to any Commitment Increase.

(e)                Additional Conditions for Commitment Increases.  Subject to Section 2.01(d), the Borrowers may establish Commitment Increases; provided that:

(i)                 any such increase shall be in a minimum amount of $5 million and integral multiples of $1 million in excess thereof;
(ii)               any new lender providing additional commitments pursuant to this subsection must be reasonably acceptable to the Administrative Agent, the L/C Issuers and the Swingline Lenders, as appropriate; and
(iii)            if any Revolving Loans are outstanding at the time of any such increase, the Borrowers will make such payments and adjustments on the subject Loans (including payment of any break-funding amounts owing under Section 3.05) as may be necessary to give effect to the revised commitment amounts and percentages.

2.02          Borrowings, Conversions and Continuations.

(a)                Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term Benchmark Loans shall be made upon a Borrower’s irrevocable notice to the Administrative Agent, which shall be submitted (x) as a Loan Notice appropriately completed and signed by a Responsible Officer of EWI or the applicable Borrower, (y) by electronic mail from the electronic mail address of a Responsible Officer of EWI designated in a certificate delivered to the Administrative Agent by EWI as being an authorized address and authorized Person to submit such notices, which electronic mail message is promptly (and in any event, within twenty-four hours) confirmed in a Loan Notice appropriately completed and signed by a Responsible Officer of EWI, or (z) by telephone promptly confirmed by delivery of a Loan Notice as provided in clause (b) hereof.  Each such notice must be received by the Administrative Agent not later than, for Revolving Loans (A), 1:00 p.m. on the day of the requested Borrowing, in the case of a Borrowing of, or conversion into, Revolving Loans that are Base Rate Loans or Floating Term SOFR Loans; and (B) 11:00 a.m. three Business Days prior to the requested date of a Borrowing of, or conversion into, Revolving Loans that are Term Benchmark Loans or SONIA Loans.

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(b)               Each telephonic notice by a Borrower pursuant to this Section 2.02(b) must be confirmed promptly by delivery to the Administrative Agent of a Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower.  Except as provided in Sections 2.03(c) and 2.04(a), each Borrowing, conversion or continuation shall be a minimum principal amount of (A) $500,000 in the case of Revolving Loans that are Base Rate Loans or Floating Term SOFR Loans, and (B) $2 million in the case of Revolving Loans that are Term Benchmark Loans or SONIA Loans.

Each Loan Notice (whether telephonic or written) shall specify (i) the Type of Loans that is the subject of the applicable Borrower’s request, (ii) whether such request is for a Borrowing, conversion, or continuation, (iii) the requested date of such Borrowing, conversion or continuation (which shall be a Business Day), (iv) the principal amount of Loans to be borrowed, converted or continued, (v) the Type of Loans to be borrowed, converted or continued, (vi) if applicable, the duration of the Interest Period with respect thereto and (vii) the currency of the Loans to be borrowed.  If a Borrower fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars.  If a Borrower fails to specify a Type of Loan in a Loan Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Term Benchmark Loans denominated in Euros, such Loans shall be continued as Term Benchmark Loans with an Interest Period of one month.  Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term Benchmark Loans.  If a Borrower requests a Borrowing of, conversion to, or continuation of Term Benchmark Loans in any Loan Notice, but fails to specify an Interest Period, the Interest Period will be deemed to be one month.  No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.

(c)                Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its pro rata share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by a Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection.  In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m. (or 2 hours after delivery of the Loan Notice by the Borrower as provided above, if later), in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in currencies other than Dollars, in each case on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent by crediting the account of the applicable Borrower on the books of Bank of America with the amount of such funds; provided, however, that if, on the date of such Borrowing denominated in Dollars there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to such Borrower as provided above.

(d)               Except as otherwise provided herein, without the consent of the Required Lenders for the respective class of Revolving Loan Obligations, (i) a Term Benchmark Loan may be continued or converted only on the last day of an Interest Period for such Term Benchmark Loan and (ii) any conversion into, or continuation as, a Term Benchmark Loan may be made only if the conditions to Credit Extensions in Section 5.02 have been satisfied.  During the existence of a Default, (i) no Loan may be requested as, converted to or continued (whether in Dollars or any other currency) as a Term Benchmark Loan and (ii) at the request of the Required Lenders, any outstanding Revolving Loan that is a Term Benchmark Loan shall be converted to a Base Rate Loan on the last day of the Interest Period with respect thereto.

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(e)                The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Term Benchmark Loans upon determination of such interest rate.  The determination of the Term Benchmark by the Administrative Agent shall be conclusive in the absence of manifest error.  At any time that Base Rate Loans or Floating Term SOFR Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change, in the case of Base Rate Loans, and of the Floating Term SOFR rate and any changes made to such rate promptly on establishment or change, as appropriate.

(f)                After giving effect to all Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, at any time there shall not be more than 12 Interest Periods in effect, in the case of Revolving Loans.

(g)               Designation of a Different Lending Office.  Each Lender may make any Credit Extension to the applicable Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of such Borrower to repay the Credit Extension in accordance with the terms of this Credit Agreement.

2.03          Additional Provisions with respect to Letters of Credit.

(a)                Obligation to Issue or Amend.

(i)                 The L/C Issuers shall not issue any Letter of Credit if:

(A)             subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than fifteen months after the date of issuance or last extension, unless the Required Lenders for the respective facility hereunder have approved such expiry date; or

(B)              the expiry date of such requested Letter of Credit would occur after the L/C Expiration Date, unless (1) all the Lenders have approved such expiry date or (2) the applicable L/C Issuer shall have approved such expiry date; provided that in the case of this clause (2), the obligations of the Lenders to fund any participation in any Letter of Credit that expires after the L/C Expiration Date shall terminate on the Termination Date;

(ii)               The L/C Issuers shall not be under any obligation to issue any Letter of Credit if:
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(A)             any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the applicable L/C Issuer from issuing such Letter of Credit, or any Law applicable to applicable L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the applicable L/C Issuer shall prohibit, or request that the applicable L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the applicable L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the applicable L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the applicable L/C Issuer any unreimbursed loss, cost or expense that was not applicable on the Closing Date and that the applicable L/C Issuer in good faith deems material to it;

(B)              the issuance of such Letter of Credit would violate any Law or one or more policies of the applicable L/C Issuer applicable to letters of credit generally;

(C)              except as otherwise agreed by the Administrative Agent, such Letter of Credit is to be denominated in a currency other than Dollars or Alternative Currencies;

(D)             the applicable L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency; or

(E)              any Lender is at such time a Defaulting Lender, unless Adequate Assurance shall have been provided, including arrangements to eliminate an L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(viii)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the applicable L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iii)            The L/C Issuers shall not amend any Letter of Credit if the applicable L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
(iv)             The L/C Issuers shall not be under any obligation to amend any Letter of Credit if:

(A)             the applicable L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof; or

(B)              the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v)               The L/C Issuers shall act on behalf of the Lenders with respect to any Letters of Credit issued by them and the documents associated therewith, and the L/C Issuers shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by the L/C Issuers in connection with Letters of Credit issued by them or proposed to be issued by them and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included the L/C Issuers with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuers.
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(b)               Procedures for Issuance and Amendment; Auto-Extension Letters of Credit.

(i)                 Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a L/C Application, appropriately completed and signed by a Responsible Officer.  Such L/C Application must be received by the applicable L/C Issuer and the Administrative Agent not later than (A) 11:00 a.m. at least two Business Days prior to the proposed date of the issuance, extension or amendment, in the case of Letters of Credit denominated in Dollars, and (B) 11:00 a.m. at least ten Business Days prior to the proposed date of the issuance, extension or amendment, in the case of Letters of Credit denominated in currencies other than Dollars (or, in each case, such later date and time as the applicable L/C Issuer and the Administrative Agent may agree in a particular instance in their sole discretion).  In the case of a request for an initial issuance of a Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the applicable L/C Issuer:  (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit and (H) such other matters as the applicable L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer may require.  Additionally, such Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable L/C Issuer or the Administrative Agent may require.
(ii)               Promptly after receipt of any L/C Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such L/C Application from the applicable Borrower and, if not, the applicable L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the applicable L/C Issuer has received written notice from the Administrative Agent, any Lender or any Credit Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not then be satisfied, then, subject to the terms and conditions hereof, the applicable L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower (or Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the applicable L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to such Lender’s Revolving Commitment Percentage thereof.
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(iii)            If a Borrower so requests in any applicable L/C Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto‑Extension Letter of Credit”); provided that any such Auto‑Extension Letter of Credit must permit the applicable L/C Issuer to prevent any such extension at least once in each twelve‑month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve‑month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the applicable L/C Issuer, such Borrower shall not be required to make a specific request to such L/C Issuer for any such extension.  Once an Auto‑Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Expiration Date; provided, however, that the applicable L/C Issuer shall not permit any such extension if (A) the applicable L/C Issuer has determined that it would not be permitted or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or any Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each case directing the applicable L/C Issuer not to permit such extension.
(iv)             If a Borrower so requests in any applicable L/C Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”).  Unless otherwise directed by the applicable L/C Issuer, such Borrower shall not be required to make a specific request to the applicable L/C Issuer to permit such reinstatement.  Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit.  Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the applicable L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the applicable L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or any Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the applicable L/C Issuer not to permit such reinstatement.
(v)               Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
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(c)                Drawings and Reimbursements; Funding of Participations.

(i)                 Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under any Letter of Credit, the applicable L/C Issuer shall notify the applicable Borrower and the Administrative Agent thereof.  In the case of a Letter of Credit denominated in a currency other than Dollars, the applicable Borrower shall reimburse the applicable L/C Issuer in the same such currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, such Borrower shall have notified such L/C Issuer promptly following receipt of the notice of drawing that such Borrower will reimburse such L/C Issuer in Dollars.  In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in a currency other than Dollars, the applicable L/C Issuer shall notify the applicable Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof.  Not later than 11:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in a currency other than Dollars (each such date, an “Honor Date”), the applicable Borrower shall reimburse the applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency.  If the applicable Borrower fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “L/C Unreimbursed Amount”), and the amount of such Lender’s Revolving Commitment Percentage thereof.  In such event, the applicable Borrower shall be deemed to have requested a Borrowing of Base Rate Loans with an Interest Period of one month, as appropriate, to be disbursed on the Honor Date in an amount equal to the L/C Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for such Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice).  Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)               Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Revolving Commitment Percentage of the L/C Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each of the respective Lenders that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan with an Interest Period of one month, as appropriate, to the respective Borrower in such amount.  The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in the applicable currency (or, if requested by the applicable L/C Issuer, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate as of the funding date).
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(iii)            With respect to any L/C Unreimbursed Amount that is not fully refinanced by a Borrowing because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the L/C Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)             Until each respective Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Revolving Commitment Percentage of such amount shall be solely for the account of the applicable L/C Issuer.
(v)               Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuers for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against any L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section is subject to the conditions set forth in Section 5.02 (other than delivery of a Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrowers to reimburse the applicable L/C Issuer for the amount of any payment made by the applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)             If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the applicable L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the applicable L/C Issuer in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
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(d)               Repayment of Participations.

(i)                 At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the applicable L/C Issuer any payment in respect of the related L/C Unreimbursed Amount or interest thereon (whether directly from a Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Revolving Commitment Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
(ii)               If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the applicable L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the applicable L/C Issuer its Revolving Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Overnight Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Credit Agreement.

(e)                Obligations Absolute.  The obligation of each Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:

(i)                 any lack of validity or enforceability of such Letter of Credit, this Credit Agreement or any other Credit Document;
(ii)               the existence of any claim, counterclaim, setoff, defense or other right that a Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)            any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)             any payment by an L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by an L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor‑in‑possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
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(v)               any adverse change in the relevant exchange rates or in the availability of the relevant currency to the Borrowers or any Subsidiary or in the relevant currency markets generally; or
(vi)             any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any Subsidiary.

Each Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to such Borrower and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will immediately notify the applicable L/C Issuer.  A Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)                Role of the L/C Issuers in such Capacity.  Each of the Lenders and the Borrowers agrees that, in paying any drawing under a Letter of Credit, the L/C Issuers shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders for the respective credit facility hereunder, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to such Borrower’s use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude such Borrower’s pursuing such rights and remedies as such Borrower may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against an L/C Issuer, and the applicable L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower that such Borrower proves were caused by the applicable L/C Issuer’s willful misconduct or gross negligence or the applicable L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuers may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuers shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason.

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(g)               Applicability of ISP.  Unless otherwise expressly agreed by the L/C Issuer and a Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit

(h)               Letters of Credit Issued for Members of Consolidated Group. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, any Subsidiary, the applicable Borrower shall be obligated to reimburse the applicable L/C Issuer for any and all drawings under such Letter of Credit.  Each applicable Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any Subsidiary inures to the benefit of such applicable Borrower, and that such applicable Borrower’s business derives substantial benefits from the businesses of such Subsidiary.

(i)                 Letter of Credit Fees.  The Borrowers shall pay Letter of Credit fees as set forth in Section 2.09(b).

(j)                 Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04          Additional Provisions with respect to Swingline Loans.

(a)                Borrowing Procedures.

(i)                 USD Swingline Loans.  (x) Other than a USD Swingline Borrowing made pursuant to the Autoborrow Agreement, each USD Swingline Borrowing shall be made in Dollars upon a Borrower’s irrevocable notice to the applicable USD Swingline Lender and the Administrative Agent, which may be given by (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the applicable USD Swingline Lender and the Administrative Agent of a Loan Notice.  Each such notice must be received by the applicable USD Swingline Lender and the Administrative Agent not later than 3:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the applicable USD Swingline Lender and the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower.  Promptly after receipt by the applicable USD Swingline Lender of any telephonic Loan Notice, such USD Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Loan Notice and, if not, such USD Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the applicable USD Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:00 p.m. on the date of the proposed USD Swingline Borrowing (A) directing such USD Swingline Lender not to make such USD Swingline Loan as a result of the limitations set forth in this Article II, or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, such USD Swingline Lender will, not later than 5:00 p.m. on the borrowing date specified in such Loan Notice, make the amount of its USD Swingline Loan available to the applicable Borrower at its office by crediting the account of such Borrower on the books of such USD Swingline Lender in immediately available funds.
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(y)              In order to facilitate the borrowing of USD Swingline Loans, the Borrowers and the USD Swingline Lenders may mutually agree to, and are hereby authorized to, enter into an Autoborrow Agreement in form and substance satisfactory to the Administrative Agent and the USD Swingline Lenders (the “Autoborrow Agreement”) providing for the automatic advance by any USD Swingline Lender of USD Swingline Loans under the conditions set forth in such agreement, which shall be in addition to the conditions set forth herein.  At any time an Autoborrow Agreement is in effect, the requirements for USD Swingline Borrowings set forth in the immediately preceding paragraph shall not apply, and all USD Swingline Borrowings shall be made in accordance with the Autoborrow Agreement; provided that any automatic advance made by Bank of America in reliance of the Autoborrow Agreement shall be deemed a USD Swingline Loan as of the time such automatic advance is made notwithstanding any provision in the Autoborrow Agreement to the contrary.  For purposes of determining the Total Revolving Outstandings at any time during which an Autoborrow Agreement is in effect (other than for purposes of calculating Commitment Fees), the Outstanding Amount of all USD Swingline Loans shall be deemed to be the amount of the USD Swingline Sublimit.  For purposes of any USD Swingline Borrowing pursuant to the Autoborrow Agreement, all references to Bank of America in the Autoborrow Agreement shall be deemed to be a reference to Bank of America, in its capacity as a USD Swingline Lender hereunder.
(ii)               Alternative Currency Swingline Loans.  Each Alternative Currency Swingline Borrowing shall be made upon a Borrower’s irrevocable written notice to the applicable Alternative Currency Swingline Lender and the Administrative Agent, which may be given by (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the applicable Alternative Currency Swingline Lender and the Administrative Agent of a Loan Notice.  Each such notice must be received by the applicable Alternative Currency Swingline Lender and the Administrative Agent not later than 12:00 p.m. (London time) on the requested borrowing date, and shall specify (i) the Alternative Currency and amount to be borrowed, which shall be a minimum of $100,000 or equivalent thereof, as appropriate, and integral multiples in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day.  Each such facsimile notice must be confirmed promptly by delivery of the executed notice to the applicable Alternative Currency Swingline Lender.  Unless the applicable Alternative Currency Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:00 p.m. (London time) on the date of the proposed Alternative Currency Swingline Borrowing (A) directing such Alternative Currency Swingline Lender not to make such Alternative Currency Swingline Loan as a result of the limitations set forth in this Article II, or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, such Alternative Currency Swingline Lender will, not later than 3:30 p.m. (London time) on the borrowing date specified in such Loan Notice, make the amount of its Alternative Currency Swingline Loan available to the applicable Borrower at its office by crediting the account of such Borrower on the books of such Alternative Currency Swingline Lender (or otherwise transfer amounts per the Borrower’s payment instructions) in Same Day Funds.
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(b)               Refinancing.

(i)                 USD Swingline Loans.

(A)             Each USD Swingline Lender at any time in its sole and absolute discretion may request, on behalf of the applicable Borrowers (which hereby irrevocably authorizes the applicable USD Swingline Lender to so request on its behalf), that each Lender make a Revolving Loan in Dollars that is a Base Rate Loan, in an amount equal to such Lender’s pro rata share of USD Swingline Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 5.02.  The applicable USD Swingline Lender shall furnish the applicable Borrowers with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Lender shall make an amount equal to its pro rata share of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds for the account of the applicable USD Swingline Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(i)(B), each Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan in such amount.  The Administrative Agent shall remit the funds so received to the applicable USD Swingline Lender.

(B)              If for any reason any USD Swingline Loan cannot be refinanced by such a Borrowing of Revolving Loans in accordance with Section 2.04(b)(i)(A), the request for Revolving Loans submitted by the applicable USD Swingline Lender as set forth herein shall be deemed to be a request by such USD Swingline Lender that each of the Lenders fund its risk participation in the relevant USD Swingline Loan and each Lender’s payment to the Administrative Agent for the account of such USD Swingline Lender pursuant to Section 2.04(c)(i)(A)shall be deemed payment in respect of such participation.

(C)              If any Lender fails to make available to the Administrative Agent for the account of the applicable USD Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(b)(i) by the time specified in Section 2.04(b)(i)(A), such USD Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such USD Swingline Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such USD Swingline Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or funded participation in the relevant USD Swingline Loan, as the case may be.  A certificate of the applicable USD Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (C) shall be conclusive absent manifest error.

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(D)             Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in USD Swingline Loans pursuant to this Section 2.04(b)(i) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the applicable USD Swingline Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, (C) non-compliance with the conditions set forth in Section 5.02, or (D) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided however, that each Lender’s obligation to make Loans pursuant to this Section 2.04(b)(i) is subject to the conditions set forth in Section 5.02.  No such purchase or funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay USD Swingline Loans, together with interest as provided herein.

(ii)               Alternative Currency Swingline Loans.

(A)             Each Alternative Currency Swingline Lender at any time in its sole and absolute discretion may request, on behalf of the applicable Borrowers (which hereby irrevocably authorizes the applicable Alternative Currency Swingline Lender to so request on its behalf), that each Lender make a Revolving Loan in the applicable currency that is a Term Benchmark Loan with an Interest Period of one month or a SONIA Loan, as appropriate, in an amount equal to such Lender’s pro rata share of Alternative Currency Swingline Loans made by such Alternative Currency Swingline Lender then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein, but subject to the notice requirements, the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 5.02.  The applicable Alternative Currency Swingline Lender shall furnish the applicable Borrowers with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Lender shall make an amount equal to its pro rata share of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds for the account of the applicable Alternative Currency Swingline Lender at (i) the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, or (ii) the Administrative Agent’s office for the applicable currency not later than the Applicable Time specified by the Administrative Agent, as applicable, whereupon, subject to Section 2.04(c)(ii)(B), each Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Term Benchmark Loan with an Interest Period of one month or a SONIA Loan, as appropriate, in such amount.  The Administrative Agent shall remit the funds so received to the applicable Alternative Currency Swingline Lender.

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(B)              If for any reason any Alternative Currency Swingline Loan cannot be refinanced by such a Borrowing of Revolving Loans in accordance with Section 2.04(b)(ii)(A), the request for Revolving Loans submitted by the applicable Alternative Currency Swingline Lender as set forth herein shall be deemed to be a request by such Alternative Currency Swingline Lender that each of the Lenders fund its risk participation in the relevant Alternative Currency Swingline Loan and each Lender’s payment to the Administrative Agent for the account of such Alternative Currency Swingline Lender pursuant to Section 2.04(c)(ii)(A)shall be deemed payment in respect of such participation.

(C)              If any Lender fails to make available to the Administrative Agent for the account of the applicable Alternative Currency Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(b)(ii) by the time specified in Section 2.04(b)(ii)(A), such Alternative Currency Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Alternative Currency Swingline Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such Alternative Currency Swingline Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or funded participation in the relevant Alternative Currency Swingline Loan, as the case may be.  A certificate of the applicable Alternative Currency Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (C) shall be conclusive absent manifest error.

(D)             Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Alternative Currency Swingline Loans pursuant to this Section 2.04(b)(ii) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the applicable Alternative Currency Swingline Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, (C) non-compliance with the conditions set forth in Section 5.02, or (D) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided however, that each Lender’s obligation to make Loans pursuant to this Section 2.04(b)(ii) is subject to the conditions set forth in Section 5.02.  No such purchase or funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Alternative Currency Swingline Loans, together with interest as provided herein.

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(c)                Repayment of Participations.

(i)                 USD Swingline Loans.

(A)             At any time after any Lender has purchased and funded a risk participation in a USD Swingline Loan, if the applicable USD Swingline Lender receives any payment on account of such USD Swingline Loan, such USD Swingline Lender will distribute to such Lender its pro rata share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by such USD Swingline Lender.

(B)              If any payment received by the applicable USD Swingline Lender in respect of principal or interest on any USD Swingline Loan is required to be returned by such USD Swingline Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by such USD Swingline Lender in its discretion), each Lender shall pay to such USD Swingline Lender its pro rata share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Overnight Rate.  The Administrative Agent will make such demand upon the request of the applicable USD Swingline Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Revolving Loan Obligations and the termination of this Credit Agreement.

(ii)               Alternative Currency Swingline Loans.

(A)             At any time after any Lender has purchased and funded a risk participation in an Alternative Currency Swingline Loan, if the applicable Alternative Currency Swingline Lender receives any payment on account of such Alternative Currency Swingline Loan, such Alternative Currency Swingline Lender will distribute to such Lender its pro rata share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by such Alternative Currency Swingline Lender.

(B)              If any payment received by the applicable Alternative Currency Swingline Lender in respect of principal or interest on any Alternative Currency Swingline Loan is required to be returned by such Alternative Currency Swingline Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by such Alternative Currency Swingline Lender in its discretion), each Lender shall pay to such Alternative Currency Swingline Lender its pro rata share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Overnight Rate.  The Administrative Agent will make such demand upon the request of the applicable Alternative Currency Swingline Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Revolving Loan Obligations and the termination of this Credit Agreement.

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(d)               Interest for Account of Swingline Lender.  The applicable Swingline Lender shall be responsible for invoicing the Borrowers for interest on the Swingline Loans.  Until each Lender funds its Revolving Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Revolving Commitment Percentage of any Swingline Loan, interest in respect thereof shall be solely for the account of the applicable Swingline Lender.

(e)                Payments Directly to Swingline Lender.  The Borrowers shall make all payments of principal and interest in respect of the Swingline Loans directly to the applicable Swingline Lender.

2.05          Repayment of Loans.

(a)                Revolving Loans.  The Outstanding Amount of Revolving Loans shall be repaid in full on the Termination Date.

(b)               USD Swingline Loans.  At any time the Autoborrow Agreement is in effect, the USD Swingline Loans shall be repaid in accordance with the terms of the Autoborrow Agreement. At any time the Autoborrow Agreement is not in effect, the Outstanding Amount of USD Swingline Loans shall be repaid in full on the earlier to occur of (i) the date of demand by the applicable USD Swingline Lender, and (ii) the Termination Date.

(c)                Alternative Currency Swingline Loans.  The Outstanding Amount of Alternative Currency Swingline Loans shall be repaid in full on the earlier to occur of (i) the date of demand by the applicable Alternative Currency Swingline Lender, and (ii) the Termination Date.

2.06          Prepayments

(a)                Voluntary Prepayments.  The Loans may be repaid in whole or in part without premium or penalty (except, in the case of Loans other than Base Rate Loans and Floating Term SOFR Loans, amounts payable pursuant to Section 3.05); provided that:

(i)                 in the case of Loans other than Swingline Loans, (A) notice thereof must be received by 11:00 a.m. by the Administrative Agent at least three Business Days prior to the date of prepayment, in the case of Term Benchmark Loans denominated in Dollars, (B) four Business Days prior to any date of prepayment, in the case of Term Benchmark Loans denominated in Euros or SONIA Loans, and (C) on the date of prepayment, in the case of Base Rate Loans and Floating Term SOFR Loans, and in each case, any such prepayment shall be a minimum principal amount of $5 million and integral multiples of $1 million in excess thereof, in the case of Term Benchmark Loans and SONIA Loans and $500,000 and integral multiples of $100,000 in excess thereof, in the case of Base Rate Loans or Floating Term SOFR Loans, or, in each case, the entire remaining principal amount thereof, if less;
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(ii)               in the case of USD Swingline Loans, (A) notice thereof must be received by the applicable USD Swingline Lender by 1:00 p.m. on the date of prepayment (with a copy to the Administrative Agent), and (B) any such prepayment shall be in the same minimum principal amounts as for advances thereof (or any lesser amount that may be acceptable to such USD Swingline Lender); and
(iii)            in the case of Alternative Currency Swingline Loans, (A) notice thereof must be received by the applicable Alternative Currency Swingline Lender by 10:00 a.m. (London time) on the date of prepayment, and (B) any such prepayment shall be in the same minimum principal amounts as for advances thereof (or lesser amount that may be acceptable to such Alternative Currency Swingline Lender).

Each such notice of voluntary prepayment hereunder shall be irrevocable and shall specify the date and amount of prepayment and the Loans and Type(s) of Loans that are being prepaid and, if Term Benchmark Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will give prompt notice to the applicable Lenders of any prepayment on the Loans and the Lender’s interest therein.  If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Prepayments of Term Benchmark Loans and SONIA Loans hereunder shall be accompanied by accrued interest on the amount prepaid and, in the case of Term Benchmark Loans, breakage or other amounts due, if any, under Section 3.05.

(b)               Mandatory Prepayments.

(i)                 Revolving Commitments.  If at any time (A) the Outstanding Amount of Revolving Loan Obligations shall exceed the Aggregate Revolving Commitments, (B) the aggregate principal amount of Revolving Loan Obligations owing by any Designated Borrower shall exceed its respective Designated Borrowing Limit, (C) the Outstanding Amount of L/C Obligations shall exceed the L/C Sublimit, (D) the Outstanding Amount of USD Swingline Loans shall exceed the USD Swingline Sublimit or (E) the Outstanding Amount of Alternative Currency Swingline Loans shall exceed the Alternative Currency Swingline Sublimit, then the applicable Borrowers shall make an immediate prepayment on or in respect of the respective Revolving Loan Obligations in an amount equal to the difference; provided, however, that, except with respect to clause (C), L/C Obligations will not be Cash Collateralized hereunder until the Revolving Loans and Swingline Loans in respect thereof have been paid in full.

(c)                Application.  Within each Loan, prepayments will be applied first to Base Rate Loans, Floating Term SOFR Loans and SONIA Loans, then to Term Benchmark Loans in direct order of Interest Period maturities.  In addition:

(i)                 Voluntary Prepayments.  Voluntary prepayments shall be applied as specified by the Borrowers.  Voluntary prepayments on the Revolving Loan Obligations will be paid by the Administrative Agent to the Lenders ratably in accordance with their respective interests therein.
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(ii)               Mandatory Prepayments.  Mandatory prepayments on the Revolving Loan Obligations will be paid by the Administrative Agent to the Lenders ratably in accordance with their respective interests therein; provided that mandatory prepayments in respect of the Revolving Commitments under subsection (b)(i)(A) above shall be applied to the respective Revolving Loan Obligations as appropriate.

2.07          Voluntary Termination or Reduction of Commitments.  The Revolving Commitments hereunder may be permanently reduced in whole or in part by notice from the Borrowers to the Administrative Agent; provided that (i) any such notice thereof must be received by 11:00 a.m. at least five Business Days prior to the date of reduction or termination and any such prepayment shall be in a minimum principal amount of $5 million and integral multiples of $1 million in excess thereof; (ii) the Revolving Commitments may not be reduced to an amount less than the Revolving Loan Obligations then outstanding thereunder, and (iii) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the L/C Sublimit, the Designated Borrower Limit or the Swingline Sublimit exceeds the amount of the Aggregate Revolving Commitments, such sublimit shall be automatically reduced by the amount of such excess.  The Administrative Agent will give prompt notice to the Lenders of any such reduction.  Any reduction of the Aggregate Revolving Commitments shall be applied ratably to the Revolving Commitments of the respective Lenders, as appropriate.  All commitment or other fees accrued with respect thereto through the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

2.08          Interest.

(a)                Subject to the provisions of subsection (b) below, (i) each Term Benchmark Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the applicable Term Benchmark for such Interest Period plus the Applicable Percentage; (ii) each SONIA Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the SONIA Rate plus the Applicable Percentage, (iii) each Floating Term SOFR Loan (including USD Swingline Loans when an Autoborrow Agreement is not in effect) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to Floating Term SOFR plus the Applicable Percentage, (iv) each Loan that is a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Percentage; (v) each USD Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to (A) if an Autoborrow Agreement is in effect, the rate per annum provided by the applicable USD Swingline Lender) or (B) if an Autoborrow Agreement is not in effect, Floating Term SOFR plus the Applicable Percentage; and (vi) each Alternative Currency Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Overnight Rate plus the Applicable Percentage for Term Benchmark Loans.

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(b)               (i)              If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law.

(ii)               If any amount (other than principal of any Loan) payable under any Credit Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law.
(iii)            Upon the occurrence and during the continuation of an Event of Default under Section 9.01(f), the principal amount of all outstanding Obligations hereunder shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law.
(iv)             Upon the occurrence and during the continuation of an Event of Default other than an Event of Default under Section 9.01(f), then upon the request of the Required Lenders, the principal amount of all outstanding Obligations hereunder shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable law.
(v)               Accrued and unpaid interest on past due amounts (including interest on past due amounts) shall be due and payable upon demand.

(c)                Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09          Fees.

(a)                Facility Fees.

(i)                 Revolving Commitment.  EWI shall pay to the Administrative Agent for the account of each Lender its Revolving Commitment Percentage of a facility fee, in Dollars, equal to the Applicable Percentage of the actual daily amount of the Aggregate Revolving Commitments.
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(ii)               Payments.  The foregoing facility fees shall accrue at all times during the Commitment Period, including at any time during which one or more of the conditions in Article V is not met, and (A) shall be due and payable quarterly in arrears on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, on the Termination Date (and, if applicable, thereafter on demand) and (B) shall be calculated quarterly in arrears, and if there is any change in the Applicable Percentage during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Percentage separately for each period during such quarter that such Applicable Percentage was in effect.

(b)               Letter of Credit Fees.

(i)                 Letter of Credit Fees.  The applicable Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its respective Revolving Commitment Percentage, in Dollars, a Letter of Credit fee for each Letter of Credit equal to the Applicable Percentage multiplied by the Dollar Equivalent of the actual daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) (the “Letter of Credit Fee”).  The Letter of Credit Fees with respect to Letters of Credit shall be computed on a quarterly basis in arrears, and shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand.  If there is any change in the Applicable Percentage during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Percentage separately for each period during such quarter that such Applicable Percentage was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all such Letter of Credit Fees shall accrue at the Default Rate.
(ii)               Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers.  The applicable Borrowers shall pay directly to each L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit, at the rate and at the times specified in the Fee Letter multiplied by the Dollar Equivalent of the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, the L/C Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07.  In addition, the applicable Borrowers shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
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(c)                Other Fees.

(i)                 EWI shall pay to the applicable Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the applicable Fee Letters.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)               EWI shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10          Computation of Interest and Fees.  All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Term SOFR Screen Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360‑day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365‑day year), or, in the case of interest in respect of Loans denominated in currencies other than Dollars as to which market practice differs from the foregoing, in accordance with such market practice.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11          Payments Generally; Administrative Agent’s Clawback.

(a)                General.  All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in currencies other than Dollars, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein.  Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in a currency other than Dollars shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in such other currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein.  Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Credit Agreement be made in the United States.  If, for any reason, a Borrower is prohibited by any Law from making any required payment hereunder in the applicable currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent thereof.  The Administrative Agent will promptly distribute to each Lender its pro rata share of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in currencies other than Dollars, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  Subject to the definition of “Interest Period”, if any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

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(b)               (i)              Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term Benchmark Loans or SONIA Loans (or, in the case of any Borrowing of Base Rate Loans or Floating Term SOFR Loans, at least one hour before funds are to be disbursed on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans or Floating Term SOFR Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fee customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by a Borrower, the interest rate applicable to Base Rate Loans.  If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)               Payments by Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or any L/C Issuer, as the case may be, the amount due.

With respect to any payment that the Administrative Agent makes for the account of the Lenders or any L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the applicable Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)                Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to a Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)               Obligation of the Lenders Several.  The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 11.04(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)                Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

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(f)                Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.12          Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swingline Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)                 if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)               the provisions of this Section shall not be construed to apply to (x) any payment made by a Borrower pursuant to and in accordance with the express terms of this Credit Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swingline Loans to any assignee or participant, other than to a Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

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2.13          Evidence of Debt

(a)                The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, each applicable Borrower shall execute and deliver to the Administrative Agent a Note for such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)               In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.14          Designated Borrowers

(a)                Effective as of the date hereof, each Borrower set forth on Schedule 2.14 shall be a “Designated Borrower” hereunder and may receive Revolving Loan Obligations for its account on the terms and conditions set forth in this Credit Agreement.

(b)               The Borrowers may at any time, upon not less than 15 Business Days’ notice from EWI to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any additional Subsidiary (an “Applicant Borrower”) as a Designated Borrower to receive Revolving Loan Obligations hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit 2.14-1 (a “Designated Borrower Request and Assumption Agreement”).  The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein, (i) in the case of any Applicant Borrower that is a Foreign Subsidiary, the Administrative Agent shall have received the written consent of the Lenders to such Foreign Subsidiary being made Designated Borrower and (ii) the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent and the Required Lenders, in their sole discretion, Notes signed by such new Borrowers to the extent any Lenders so require and, in the case of an Applicant Borrower not organized under the laws of the United States or any State thereof that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a duly executed and completed Beneficial Ownership Certification.  If the Administrative Agent and the Required Lenders agree that an Applicant Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit 2.14-2 (a “Designated Borrower Notice”) to the Borrowers and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Revolving Loan Obligations hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Credit Agreement; provided that no Loan Notice or Letter of Credit application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date.

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(c)                The Obligations of each Borrower shall be several, and not joint, in nature.

(d)               Each Subsidiary that is or becomes a “Designated Borrower” pursuant to this Section 2.14 hereby irrevocably appoints EWI as its agent for all purposes relevant to this Credit Agreement and each of the other Credit Documents, including (1) the giving and receipt of notices, (2) except for amendments, waivers and consents covered by Section 11.01, the execution and delivery of all documents, instruments and certificates contemplated herein, and (3) the receipt of the proceeds of any Loans made by the Lenders, to any such Designated Borrower hereunder.  Except for amendments, waivers and consents covered by Section 11.01, any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the respective party set forth in clauses (1) and (2) above, whether or not any such other Borrower joins therein.  Any such notice, demand, consent, acknowledgement, direction, certification or other communication delivered to such agent, as applicable, for the Designated Borrower in accordance with the terms of this Credit Agreement shall be deemed to have been delivered to each Designated Borrower.

(e)                The Borrowers may from time to time, upon not less than 15 Business Days’ notice from the Borrowers to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination.  The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.

2.15          [Reserved]

2.16          Cash Collateral.

(a)                Certain Credit Support Events.  Upon the request of the Administrative Agent or an L/C Issuer (i) if an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) notwithstanding whether the applicable L/C Issuer agreed to issue a Letter of Credit with an expiry date after the L/C Expiration Date, if, as of the L/C Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrowers shall be required to provide Cash Collateral pursuant to Section 9.02(c) or otherwise, or (iv) there shall exist a Defaulting Lender, the Borrowers shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or L/C Issuer provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender).  If the Administrative Agent notifies the Borrowers at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the L/C Sublimit then in effect, then, within two Business Days after receipt of such notice, the applicable Borrowers shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the L/C Sublimit.  The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in an amount reasonably necessary to protect against the results of exchange rate fluctuations.  At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, an L/C Issuer or a Swingline Lender, the applicable Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.17(a)(viii) and any Cash Collateral provided by the Defaulting Lender).

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(b)               Grant of Security Interest.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, interest bearing deposit accounts at Bank of America.  Each Borrower providing such Cash Collateral, and to the extent provided by any Lender, such Lender, hereby grants to (and subject to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the applicable L/C Issuers and the applicable Lenders (including the applicable Swingline Lenders), and agree to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the applicable Borrowers or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)                Application.  Notwithstanding anything to the contrary contained in this Credit Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.06 or 9.02 in respect of Letters of Credit or Swingline Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swingline Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)               Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Credit Party shall not be released during the continuance of an Event of Default (and following application as provided in this Section 2.16 shall be applied in accordance with Section 9.03), and (y) the Person providing Cash Collateral and the applicable L/C Issuer or Swingline Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.17          Defaulting Lenders.

(a)                Adjustments.  Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)                 Waivers and Amendments.  Such Defaulting Lender shall not be entitled to vote, or participate in amendments, waivers or consents hereunder or in respect of the other Credit Documents, except as expressly provided in the definition of “Required Lenders” and Section 11.01;
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(ii)               Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swingline Lenders hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16; fourth, as the Borrowers may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Credit Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Credit Agreement, in accordance with Section 2.16; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or any Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; and eighth, to such Defaulting Lender or otherwise as may be required under the Credit Documents in connection with any Lien conferred hereunder or directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Commitments hereunder, without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;
(iii)            (A)              Each Defaulting Lender shall be entitled to receive the fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender only to extent allocable to the outstanding principal amount of the Loans funded by it (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
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(B)              Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its pro rata share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.

(C)              With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)             Reallocation of Applicable Percentages to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders with the applicable Revolving Commitments in accordance with their respective pro rata share (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 5.02 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause any Non-Defaulting Lender’s share of the Outstanding Amount of Revolving Loan Obligations to exceed its Revolving Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)               Cash Collateral, Repayment of Swingline Loans.  If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.
(vi)             Replacement.  The Defaulting Lender may be replaced and its interests assigned as provided in Section 11.13.
(vii)           Termination of Commitments.  So long as no Event of Default shall exist immediately before or immediately after giving effect thereto, the Borrowers may, with the consent of the Administrative Agent, in its discretion, elect to terminate the commitments of the Defaulting Lender, and repay its share of outstanding Revolving Loan Obligations (and reallocate its participation interests in L/C Obligations and Swingline Loans), on a non-pro rata basis.

(b)               Defaulting Lender Cure.  If the Borrowers, the Administrative Agent, Swingline Lenders and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Revolving Commitment Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided; further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

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Article III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01          Taxes.

(a)                Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)                 Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Credit Party, then the Administrative Agent or such Credit Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)               If any Credit Party or the Administrative Agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Internal Revenue Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)            If any Credit Party or the Administrative Agent shall be required by any applicable Laws other than the Internal Revenue Code to withhold or deduct any Taxes from any payment, then (A) such Credit Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Credit Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Credit Party shall be increased as  necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)               Payment of Other Taxes by the Credit Parties.  Without limiting the provisions of subsection (a) above, the Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes

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(c)                Tax Indemnification.

(i)                 Each of the Credit Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within thirty (30) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.  Each of the Credit Parties shall also, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within thirty (30) days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.
(ii)               Each Lender and the L/C Issuer shall, and does hereby, severally indemnify and shall make payment in respect thereof within thirty (30) days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (B) the Administrative Agent and the Credit Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (C) the Administrative Agent and the Credit Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Credit Party in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Credit Agreement or any other Credit Document against any amount due to the Administrative Agent under this clause (ii).

(d)               Evidence of Payments.  Upon request by the Borrowers or the Administrative Agent, as the case may be, after any payment of Taxes by any Credit Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrowers shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrowers, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrowers or the Administrative Agent, as the case may be.

(e)                Status of Lenders; Tax Documentation.

(i)                 Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
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(ii)               Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(A)             any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)              any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)               in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)               executed originals of IRS Form W-8ECI;

(3)               in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 3.01‑1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of  IRS Form -8BEN or W-8BEN-E; or

(4)               to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form -8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01‑2 or Exhibit 3.01‑3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01‑4 on behalf of each such direct and indirect partner;

(C)              any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

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(D)             if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement.

(iii)            Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(iv)             Each Borrower shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date (or such later date on which it first becomes a Borrower), and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Credit Documents, with respect to such jurisdiction.

(f)                Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or L/C Issuer, as the case may be.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Credit Party, upon the request of the Recipient, agrees to repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Credit Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party or any other Person.

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(g)               Survival.  Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02          Illegality and Designated Lenders.

(a)                Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Term Benchmark or SONIA (in either case, whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Term Benchmark or SONIA, as applicable, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the applicable Borrower through the Administrative Agent, (a) any obligation of such Lender to make or continue Term Benchmark Loans or SONIA Loans, as applicable, in the affected currency or currencies or, in the case of Term Benchmark Loans in Dollars, to convert Base Rate Loans to Term Benchmark Loans shall be suspended and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR Reference Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR Reference Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the applicable Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all of such Lender’s Term Benchmark Loans or SONIA Loans, as applicable, to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR Reference Rate component of the Base Rate), either, in the case of Term Benchmark Loans, on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans or, in the case of SONIA Loans, immediately and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term Benchmark or SONIA, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR Reference Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon such Term Benchmark or SONIA.  Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.

(b)               Designated Lenders and Illegality.  Each Lender at its option may make any Credit Extension to any Borrower by causing any domestic or foreign branch or Affiliate of such Lender (each a “Designated Lender”) to make such Credit Extension (and in the case of an Affiliate, the provisions of Sections 3.01 through 3.05 and 11.04 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Credit Extension in accordance with the terms of this Credit Agreement; provided, however, if any Lender or any Designated Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Designated Lender to perform its obligations hereunder or to issue, make, maintain, fund or charge interest with respect to any Credit Extension to any Designated Borrower who is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia then, on notice thereof by such Lender to EWI through the Administrative Agent, and until such notice by such Lender is revoked, any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension shall be suspended.  Upon receipt of such notice, the Credit Parties shall, take all reasonable actions requested by such Lender to mitigate or avoid such illegality.

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3.03          Inability to Determine Rates.

(a)                If in connection with any request for a Floating Term SOFR Loan, a Term Benchmark Loan or SONIA Loan or a conversion of Base Rate Loans to Floating Term SOFR Loans or Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate for Term SOFR, EURIBOR or SONIA (each, a “Relevant Rate”), as applicable, for the applicable currency has been determined in accordance with Section 3.03(b) or Section 3.03(c) and the circumstances under clause (i) of Section 3.03(b) or of Section 3.03(c) or the Scheduled Unavailability Date or the SOFR Scheduled Unavailability Date has occurred with respect to such Relevant Rate), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Floating Term SOFR Loan, Term Benchmark Loan or SONIA Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that the Relevant Rate, with respect to a proposed Loan denominated in a currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify EWI and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain Loans in the affected currencies, as applicable, or to convert Base Rate Loans to Floating Term SOFR Loans or Term SOFR Loans, shall be suspended in each case to the extent of the affected Loans or Interest Period or determination date(s), as applicable, and (y) in the event of a determination described in the preceding sentence with respect to the Floating Term SOFR or Term SOFR component of the Base Rate, the utilization of the Floating Term SOFR or Term SOFR component, as applicable, in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (i) the Borrowers may revoke any pending request for a Borrowing of, or conversion to Floating Term SOFR Loans, Term Benchmark Loans or SONIA Loans, or Interest Period or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and (ii) any outstanding Floating Term SOFR Loans, Term Benchmark Loans or SONIA Loans shall be deemed to have been converted to Base Rate Loans immediately.

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(b)               Replacement of SOFR or SOFR Successor Rate.  Notwithstanding anything to the contrary in this Credit Agreement or any other Credit Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or EWI or the Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to EWI) that EWI or the Required Lenders (as applicable) have determined, that:

(i)                 adequate and reasonable means do not exist for ascertaining SOFR because SOFR is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)               the Applicable Authority has made a public statement identifying a specific date after which SOFR shall or will no longer be made available, or permitted to be used for determining the interest rate of syndicated loans denominated in Dollars, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide SOFR (the date on which SOFR is no longer available permanently or indefinitely, the “SOFR Scheduled Unavailability Date”);

or if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the SOFR Successor Rate then in effect, then, the Administrative Agent and EWI may amend this Credit Agreement solely for the purpose of replacing SOFR for Dollars or any then current SOFR Successor Rate for Dollars in accordance with this Section 3.03 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “SOFR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and EWI unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(c)                Replacement of Relevant Rate or Successor Rate.  Notwithstanding anything to the contrary in this Credit Agreement or any other Credit Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or EWI or the Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to EWI) that EWI or the Required Lenders (as applicable) have determined, that:

(i)                 adequate and reasonable means do not exist for ascertaining the Relevant Rate (other than SOFR) for any currency (other than Dollars) because none of the tenors of such Relevant Rate (other than SOFR) under this Credit Agreement is available or published on a current basis, and such circumstances are unlikely to be temporary; or
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(ii)               the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate (other than SOFR) for any currency (other than Dollars) under this Credit Agreement shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in such currency (other than Dollars), or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate (other than SOFR) for such currency (other than Dollars) (the latest date on which all tenors of the Relevant Rate for such currency (other than Dollars) under this Credit Agreement  are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);

or if the events or circumstances of the type described in Section 3.03(c)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then, the Administrative Agent and EWI may amend this Credit Agreement solely for the purpose of replacing the Relevant Rate for a currency or any then current Successor Rate for a currency in accordance with this Section 3.03 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Non-SOFR Successor Rate”, and collectively with the SOFR Successor Rate, each a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and EWI unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(d)               Successor Rate.  The Administrative Agent will promptly (in one or more notices) notify EWI and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and that is generally consistent with the application of such Successor Rate with respect to other similarly situated credit facilities under which the Administrative Agent acts as administrative agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Credit Agreement and the other Credit Documents.

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In connection with the implementation of a Successor Rate the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to EWI and the Lenders reasonably promptly after such amendment becomes effective.

3.04          Increased Cost; Capital Adequacy.

(a)                Increased Costs Generally.  If any Change in Law shall:

(i)                 impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the EURIBOR Rate) or the L/C Issuer;
(ii)               subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)            impose on any Lender or L/C Issuer any other condition, cost or expense affecting this Credit Agreement or Term Benchmark Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan, the interest on which is determined by reference to the Term Benchmark or SONIA, as applicable, (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or L/C Issuer, the Borrower will pay (or cause the applicable Designated Borrower to pay) to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered; provided that (x) such Lender or L/C Issuer, as the case may be, is generally seeking, or intends to generally seek, comparable compensation from similarly situated borrowers under similar credit facilities (to the extent such Lender or L/C Issuer, as the case may be, has the right under such similar credit facilities to do so) and (y) such additional amounts shall not be duplicative of any amounts to the extent otherwise paid by Borrower under any other provision of this Credit Agreement.

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(b)               Capital Requirements.  If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any Lending Office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Credit Agreement, the Revolving Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time upon request of such Lender or L/C Issuer, the applicable Borrower will pay (or cause the applicable Designated Borrower to pay) to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered; provided that (x) such Lender or L/C Issuer, as the case may be, is generally seeking, or intends to generally seek, comparable compensation from similarly situated borrowers under similar credit facilities (to the extent such Lender or L/C Issuer, as the case may be, has the right under such similar credit facilities to do so) and (y) such additional amounts shall not be duplicative of any amounts to the extent otherwise paid by Borrower under any other provision of this Credit Agreement.

(c)                Certificates for Reimbursement.  A certificate of a Lender or L/C Issuer setting forth in reasonable detail (i) a description of the Change in Law, (ii) the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and (iii) the calculation of such amount or amounts and delivered to the Borrowers shall be conclusive absent manifest error.  Each Lender and L/C Issuer will calculate such amount or amounts in good faith and in a commercially reasonable manner.  The Borrowers shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)               Delay in Requests.  Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05          Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate, or cause to be compensated, such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)                any continuation, conversion, payment or prepayment of any Term Benchmark Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)               any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Term Benchmark Loan on the date or in the amount notified by such Borrower;

(c)                any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d)               any assignment of a Term Benchmark Loan on a day other than the last day of the Interest Period therefor as a result of a request by any Borrower pursuant to Section 11.13;

including any foreign exchange losses and any loss or expense arising from the liquidation or redeployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract.  The Borrowers shall also pay, or cause to be paid, any customary administrative fees charged by such Lender in connection with the foregoing.  Any demand for compensation shall set forth in reasonable detail the amount and calculation of the loss, cost or expenses claimed.  Each Lender will calculate such amounts in good faith and in a commercially reasonable manner.

3.06          Mitigation Obligations; Replacement of Lenders

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(a)                Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender (including any L/C Issuer) or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender (including any L/C Issuer) gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrowers hereby agree to pay, or cause to be paid, all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)               Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrowers may replace such Lender in accordance with Section 11.13.

3.07          Survival Losses.  All of the Borrowers’ obligations under this Article III shall survive termination of the commitments hereunder and repayment of the Revolving Loan Obligations.

Article IV
GUARANTY

4.01          The Guaranty.

(a)                The Guarantor hereby guarantees to the Administrative Agent and each of the holders of the Obligations as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations of any other Borrower (the “Guaranteed Obligations”) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof.  The Guarantor hereby further agrees that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

(b)               Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, Swap Contracts, Treasury Management Agreements or other documents relating to the Guaranteed Obligations, (i) the obligations of the Guarantor (in its capacity as such) under this Credit Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable Law and (ii) the Guaranteed Obligations of the Guarantor shall exclude any Excluded Swap Obligations of such Guarantor.

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4.02          Obligations Unconditional.

(a)                The obligations of the Guarantor under Section 4.01 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or other documents relating to the Obligations, or any substitution, compromise, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.  The Guarantor agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrowers for amounts paid under this Article IV until such time as the Obligations have been irrevocably paid in full and the commitments relating thereto have expired or terminated.

(b)               Without limiting the generality of the foregoing subsection, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder, which shall remain absolute and unconditional as described above:

(i)                 at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;
(ii)               any of the acts mentioned in any of the provisions of any of the Credit Documents, or other documents relating to the Obligations or any other agreement or instrument referred to therein shall be done or omitted;
(iii)            the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents or any other documents relating to the Obligations or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
(iv)             any Lien granted to, or in favor of, the Administrative Agent or any holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected; or
(v)               any of the Obligations shall be determined to be void or voidable (including for the benefit of any creditor of the Guarantor) or shall be subordinated to the claims of any Person (including any creditor of the Guarantor).
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(c)                With respect to its obligations hereunder, the Guarantor hereby expressly waives diligence, presentment, demand of payment, protest, notice of acceptance of the guaranty given hereby and of extensions of credit that may constitute obligations guaranteed hereby, notices of amendments, waivers, consents and supplements to the Credit Documents and other documents relating to the Obligations, or the compromise, release or exchange of collateral or security, and all other notices whatsoever, and any requirement that the Administrative Agent or any holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other documents relating to the Obligations or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03          Reinstatement.  Neither the Guarantor’s obligations hereunder nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrowers, by reason of any Borrower’s bankruptcy or insolvency or by reason of the invalidity or unenforceability of all or any portion of the Obligations.  In addition, the obligations of the Guarantor under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any Debtor Relief Law or otherwise, and the Guarantor agrees that it will indemnify the Administrative Agent and each holder of the Obligations on demand for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by the Administrative Agent or such holder of the Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

4.04          Certain Waivers.  The Guarantor acknowledges and agrees that (a) the guaranty given hereby may be enforced without the necessity of resorting to or otherwise exhausting remedies in respect of any other security or collateral interests, and without the necessity at any time of having to take recourse against the Borrowers hereunder or against any collateral securing the Obligations or otherwise, and (b) it will not assert any right to require the action first be taken against the Borrowers or any other Person (including any co‑guarantor) or pursuit of any other remedy or enforcement any other right, and (c) nothing contained herein shall prevent or limit action being taken against the Borrowers hereunder, under the other Credit Documents or the other documents and agreements relating to the Obligations or from foreclosing on any security or collateral interests relating hereto or thereto, or from exercising any other rights or remedies available in respect thereof, if neither the Borrowers nor the Guarantor shall timely perform their obligations, and the exercise of any such rights and completion of any such foreclosure proceedings shall not constitute a discharge of the Guarantor’s obligations hereunder unless as a result thereof, the Obligations shall have been paid in full and the commitments relating thereto shall have expired or terminated, it being the purpose and intent that the Guarantor’s obligations hereunder be absolute, irrevocable, independent and unconditional under all circumstances.  The Guarantor agrees that it shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

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4.05          Remedies.  The Guarantor agrees that, to the fullest extent permitted by Law, as between the Guarantor, on the one hand, and holders of the Obligations, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances specified in Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantor for purposes of Section 4.01.

4.06          [Reserved].

4.07          Guaranty of Payment; Continuing Guaranty.  The guarantee given by the Guarantor in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

4.08          Keepwell. The Guarantor, at the time the Guaranty or the grant of a security interest under the Credit Documents, in either case, by any Specified Credit Party becomes effective with respect to any Swap Obligation, hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Credit Party with respect to such Swap Obligation as may be needed by such Specified Credit Party from time to time to honor all of its obligations under this Guaranty and the Credit Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering the Guarantor’s obligations and undertakings under this Section 4.08, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of the Guarantor under this Section 4.08 shall remain in full force and effect until the Guaranteed Obligations have been paid in full and the commitments relating thereto have expired or terminated. The Guarantor intends this Section 4.08 to constitute, and this Section 4.08 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Credit Party for all purposes of the Commodity Exchange Act.

Article V
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

5.01          Conditions of Effectiveness.  This Credit Agreement shall be effective upon satisfaction of the following conditions precedent in each case in manner satisfactory to the Administrative Agent and each Lender:

(a)                Credit Documents.  Receipt by the Administrative Agent of executed counterparts of this Credit Agreement and the other Credit Documents, in each case, duly executed by the appropriate parties hereto and thereto.

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(b)               Opinions of Counsel.  Receipt by the Administrative Agent of favorable opinions of legal counsel to the Credit Parties, in form, scope and substance reasonably satisfactory to the Administrative Agent and the Lenders, and including, among other things, due authorization, execution, delivery of the Credit Documents, and the enforceability thereof.

(c)                Organization Documents, Resolutions, Etc.  Receipt by the Administrative Agent of the following:

(i)                 copies of the Organization Documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its organization or formation, where applicable, and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date;
(ii)               such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Credit Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Credit Agreement and the other Credit Documents to which such Credit Party is a party; and
(iii)            such documents and certifications as the Administrative Agent may reasonably require to evidence that each Credit Party is duly organized or formed, and is validly existing, in good standing (where applicable) and qualified to engage in business in its jurisdiction of organization or formation.

(d)               Closing Certificate.  Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of EWI as of the Closing Date certifying that the conditions specified in subsections (a) and (b) of Section 5.02 have been satisfied as of the Closing Date.

(e)                KYC Information.     (i) Upon the reasonable request of any Lender made at least five days prior to the Closing Date, EWI shall have provided or cause to be provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and Anti-Corruption Laws, including, without limitation, the PATRIOT Act, in each case at least five days prior to the Closing Date.

(ii) At least five days prior to the Closing Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Borrower.
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(f)                Fees.  Payment of all fees and expenses required to be paid on or before the Closing Date, including the reasonable and documented fees and expenses of counsel for the Administrative Agent and the Arrangers.  As used herein, “documented” means such documentation as may be customary, reasonable and appropriate in light of the circumstances, but which, for purposes of closing, may include a summary statement with estimates of fees and expenses through a reasonable post-closing period.

(g)               Existing Credit Agreement.  Payment of all accrued interest and fees outstanding under the Existing Credit Agreement. Each of the Lenders that is a party to the Existing Credit Agreement hereby waives any right to reimbursement for breakage and redeployment costs in connection with the reallocation of principal amounts outstanding under such Existing Credit Agreement.

Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.02          Conditions to all Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:

(a)                The representations and warranties of each Credit Party contained in Article VI (other than the representations and warranties set forth in Sections 6.06 and 6.07(b)), shall be true and correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects as so qualified) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects as so qualified) as of such earlier date, and except that for purposes of this Section 5.02, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.

(b)               No Default shall exist immediately before or immediately after giving effect thereto on a Pro Forma Basis.

(c)                The Administrative Agent, L/C Issuer and/or Swingline Lenders if, in the case of the USD Swingline Lenders, no Autoborrow Agreement is then in effect, shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)               In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the applicable L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

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Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to other Types of Loans, or a continuation of Term Benchmark Loans) submitted by the Borrowers and each USD Swingline Borrowing pursuant to an Autoborrow Agreement shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in Sections 5.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

Article VI
REPRESENTATIONS AND WARRANTIES

Except with respect to (a) the representations and warranties in Sections 6.05 and 6.06 (which are made only by EWI) and (b) the representations and warranties in Section 6.12 (which are made only by the Foreign Borrowers that are a party to this Credit Agreement), each of the Credit Parties that is a party to this Credit Agreement represents and warrants to the Administrative Agent and the Lenders that:

6.01          Existence, Qualification and Power.  Such Credit Party (a) is duly organized or formed and validly existing and (where applicable) in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under the Credit Documents to which it is a party and (c) is duly qualified and is licensed and (where applicable) in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, in each case (other than (A) with respect to clause (a), as to the valid existence of the Borrowers and (B) with respect to clause (b)), except where, individually or in the aggregate, the failure to be so organized or formed, validly existing or in good standing, or to have such power and authority, license, authorization, consent or approval, or to be so qualified, would not reasonably be expected to have a Material Adverse Effect.

6.02          Authorization; No Contravention.  The execution, delivery and performance by such Credit Party of each Credit Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under, or require any payment to be made under (i) any contractual obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except with respect to clauses (b) or (c), to the extent, individually or in the aggregate, that such contravention, violation, conflict, breach or creation of any Lien or requirement for payment would not reasonably be expected to result in a Material Adverse Effect.

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6.03          Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Credit Party of this Credit Agreement or any other Credit Document to which such Credit Party is a party (other than as have already been obtained and are in full force and effect).

6.04          Binding Effect.  This Credit Agreement has been, and each other Credit Document to which such Credit Party is a party, when delivered hereunder, will have been, duly executed and delivered by such Credit Party.  This Credit Agreement constitutes, and each other Credit Document to which such Person is party when so delivered will constitute, a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by Debtor Relief Laws and subject to equitable principles.

6.05          Financial Statements.

(a)                The audited consolidated balance sheet of the Consolidated Group for the most recent fiscal year ended, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, including the notes thereto (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Consolidated Group as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)               The unaudited consolidated balance sheet of the Consolidated Group for the most recent fiscal quarter ended, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Consolidated Group as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year‑end audit adjustments.

6.06          No Material Adverse Effect.  Since December 31, 2021, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

6.07          Litigation.  There are no actions, suits, investigations, criminal prosecutions, civil investigative demands, imposition of criminal or civil fines or penalties, proceedings, claims or disputes pending or, to the knowledge of such Credit Party after due and diligent investigation or threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against such Credit Party, any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Credit Agreement or any other Credit Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

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6.08          Subsidiaries.  As of the Closing Date, such Credit Party has no Subsidiaries other than those specifically disclosed on Schedule 6.08.

6.09          Margin Regulations; Investment Company Act.

(a)                Such Credit Party is not engaged and will not engage, principally or as one of their important activities, in the business of purchasing or carrying “margin stock” (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)               Neither such Credit Party, any Person Controlling such Credit Party, nor any of its Subsidiaries are or are required to be registered as an “investment company” under the Investment Company Act of 1940.

6.10          Disclosure.  (a)  The reports, financial statements, certificates and other written information furnished by or on behalf of such Credit Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Credit Agreement or delivered hereunder or under any other Credit Document (in each case, as modified or supplemented by other information so furnished), taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not misleading; provided that, (a) with respect to projected or pro forma financial information, such Credit Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery (it being understood that such projected information may vary from actual results and that such variances may be material) and (b) with respect to general industry information, the foregoing representation is only to the best of such Credit Party’s knowledge.

(b)              As of the Closing Date, the information included on any Beneficial Ownership Certification with respect to such Credit Party is true and correct in all respects.

6.11          Intellectual Property; Licenses, Etc.  Such Credit Party and each of its Subsidiaries owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except where the failure to own or possess such right or the conflict with the rights of others, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  To the best knowledge of such Credit Party, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by such Credit Party and its Subsidiaries infringes upon any rights held by any other Person, except where such infringement, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of such Credit Party, threatened, that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

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6.12          Representations as to Foreign Borrowers.  Each of the Foreign Borrowers represents and warrants to the Administrative Agent and the Lenders that:

(a)                Such Foreign Borrower is subject to civil and commercial Laws with respect to its obligations under this Credit Agreement and the other Credit Documents to which it is a party (collectively as to such Foreign Borrower, the “Applicable Foreign Borrower Documents”), and the execution, delivery and performance by such Foreign Borrower of the Applicable Foreign Borrower Documents constitute and will constitute private and commercial acts and not public or governmental acts.  Neither such Foreign Borrower nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Borrower is organized and existing in respect of its obligations under the Applicable Foreign Borrower Documents.

(b)               The Applicable Foreign Borrower Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Borrower is organized and existing for the enforcement thereof against such Foreign Borrower under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Borrower Documents.  It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Borrower Documents that the Applicable Foreign Borrower Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Borrower Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Borrower Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

(c)                There is no material tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Borrower is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Borrower Documents or (ii) on any payment to be made by such Foreign Borrower pursuant to the Applicable Foreign Borrower Documents, except as has been disclosed to the Administrative Agent.

(d)               The execution, delivery and performance of the Applicable Foreign Borrower Documents executed by such Foreign Borrower are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Borrower is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

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(e)                If such Foreign Borrower is a Dutch Obligor, such Foreign Borrower has given any works council (ondernemingsraad) that under the Works Councils Act (Wet op de ondernemingsraden) has the right to give advice in relation to the entry into and performance of the Credit Documents, the opportunity to give such advice and has obtained unconditional positive advice from such works council.

6.13          Sanctions.  No Credit Party, nor any Subsidiary of a Credit Party, nor to the knowledge of the Credit Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof is an individual or entity currently the subject of any Sanctions, nor is any Credit Party or any Subsidiary of a Credit Party unlawfully located, organized or resident in a Designated Jurisdiction.

6.14          Anti-Corruption.  The Credit Parties and their Subsidiaries have implemented and maintain group-wide policies and procedures reasonably designed to promote and achieve compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other applicable anti-corruption legislation in other jurisdictions (collectively, the “Anti-Corruption Laws”).  The Credit Parties and their Subsidiaries are in compliance with applicable Anti-Corruption Laws, except to the extent that failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

Article VII
AFFIRMATIVE COVENANTS

Until the Revolving Loan Obligations shall have been paid in full or otherwise satisfied, and the Revolving Commitments hereunder shall have expired or been terminated, each of the Credit Parties will, and (except in the case of the covenants set forth in Sections 7.01, 7.02 and 7.03) will cause each of its Subsidiaries to:

7.01          Financial Statements.  Deliver to the Administrative Agent for further distribution to the Lenders, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)                not later than the earlier of (i) the date such deliveries are required by the SEC and (ii) ninety days after the end of each fiscal year of EWI, consolidated balance sheets of the Consolidated Group as at the end of such fiscal year (beginning with the fiscal year ending December 31, 2022), and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

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(b)               not later than (i) the date such deliveries are required by the SEC and (ii) forty-five days after the end of each of the first three fiscal quarters of each fiscal year of EWI (beginning with the fiscal quarter ending after the Closing Date), consolidated balance sheets of the Consolidated Group as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of EWI’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of EWI as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Group in accordance with GAAP, subject only to normal year‑end audit adjustments and the absence of footnotes and such statements to be certified by a Responsible Officer of EWI to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of EWI and its Subsidiaries.

As to any information contained in materials furnished pursuant to Section 7.02(d), such Credit Party shall not be separately required to furnish such information under clauses (a) or (b) above, but the foregoing shall not be in derogation of the obligation of such Credit Party to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

7.02          Certificates; Other Information.  Deliver to the Administrative Agent for further distribution to the Lenders, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)                [reserved];

(b)               concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), (beginning with the fiscal quarter ending after the Closing Date), a duly completed Compliance Certificate signed by a Responsible Officer of EWI (i) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the financial covenants contained herein, (ii) certifying that no Default exists as of the date thereof (or the nature and extent thereof and proposed actions with respect thereto) and (iii) including a summary of all material changes in GAAP or in the consistent application thereof and material changes in accounting policies or financial reporting practices, the effect on the financial covenants resulting therefrom, and a reconciliation between calculation of the financial covenants before and after giving effect to such changes;

(c)                [reserved];

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(d)               promptly after the same are available, notice of each annual report, proxy or financial statement or other report or communication sent to the stockholders of EWI, and copies of all annual, regular, periodic and special reports and registration statements that EWI may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

(e)                promptly, such additional information regarding the business, financial or corporate affairs of such Credit Party or any of its Subsidiaries, or compliance with the terms of the Credit Documents, as the Administrative Agent or any Lender may from time to time reasonably request, and any information requested by the Administrative Agent or any Lender reasonably necessary to ensure compliance with applicable “know your customer” Laws (including the Beneficial Ownership Regulation and Sanctions) and Anti-Corruption Laws.

Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which EWI posts such documents, or provides a link thereto on EWI’s website on the Internet at the website address listed on Schedule 11.02 (as may be updated from time to time); or (ii) on which such documents are posted on EWI’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third‑party website or whether sponsored by the Administrative Agent).  Notwithstanding anything contained herein, in every instance EWI shall be required to provide paper copies of the Compliance Certificates required by Section 7.02(b) to the Administrative Agent.  Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by EWI with any such request for delivery, and each Lender shall be solely responsible for requesting delivery by it or maintaining its copies of such documents.

Such Credit Party hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Credit Parties hereunder (collectively, “Credit Party Materials”) by posting the Credit Party Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Credit Parties or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  Such Credit Party hereby agrees that (w) all Credit Party Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Credit Party Materials “PUBLIC,” such Credit Party shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Credit Party Materials as not containing any material non-public information with respect to such Credit Party or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Credit Party Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Credit Party Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Credit Party Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

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7.03          Notification.  Deliver to the Administrative Agent for further distribution to the Lenders, promptly after a Responsible Officer of EWI obtains knowledge thereof, notice of any of the following:

(a)                the occurrence of any Default; and

(b)               (i) any dispute, litigation, investigation, proceeding or suspension between such Credit Party or any of its Subsidiaries and any Governmental Authority; or (ii) the commencement of, or any material development in, any litigation, investigation or proceeding affecting such Credit Party or any of its Subsidiaries, in each case in clauses (i) and (ii), that has resulted or would reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of EWI setting forth details of the occurrence referred to therein and stating what EWI has taken and proposes to take with respect thereto.  Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Credit Agreement and any other Credit Document that have been breached.

7.04          Payment of Obligations.  Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless (i) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained or (ii) the failure to pay any such obligations and liabilities would not reasonably be expected to have a Material Adverse Effect.

7.05          Preservation of Existence, Etc.

(a)                Preserve, renew and maintain in full force and effect its legal existence and (where applicable) good standing under the Laws of the jurisdiction of its organization (except in connection with a transaction permitted by Sections 8.04 or 8.05 or where (other than with respect to the existence of a Borrower) failure to do so would not reasonably be expected to result in a Material Adverse Effect); and (b) take all commercially reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.06          Maintenance of Properties.  Maintain, preserve and protect all of its material Property and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted unless such Credit Party or Subsidiary of such Credit Party determines in good faith that the continued maintenance of such Property is no longer economically desirable, necessary or useful to its business except where the failure to so maintain, preserve or protect such Property would not reasonably be expected to have a Material Adverse Effect;

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7.07          Maintenance of Insurance.  Maintain in full force and effect with financially sound and reputable insurance companies that are not Affiliates of the Borrowers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons.

7.08          Compliance with Laws.  Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (ii) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

7.09          Books and Records.  Maintain (a) proper books of record and account, in which entries that are true and correct in all material respects shall be made in accordance with GAAP, of all financial transactions and matters involving its assets and business and (b) such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over it.

7.10          Inspection Rights.  With respect to such Credit Party, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of their properties, to examine their corporate, financial, operating, statutory and regulatory compliance, audit and supervisory examination records, and make copies thereof or abstracts therefrom, and to discuss their affairs, finances, accounts, compliance programs and initiatives, audits, and supervisory examinations with their directors, officers, and independent public accountants, all at the expense of such Credit Party and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to such Credit Party; provided, however, that so long as no Event of Default has occurred and is continuing such Credit Party’s obligation to pay the expenses of any of the foregoing will be limited to (A) one inspection per year (measured from the date of this Credit Agreement and each anniversary thereof) at the Administrative Agent’s discretion and (B) any further inspections resulting from the Administrative Agent’s good faith belief that conditions exist that could reasonably be expected to result in a Material Adverse Effect; provided, further, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

7.11          Use of Proceeds.  Use the proceeds of the Credit Extensions to refinance the loans and obligations existing under the Existing Credit Agreement and for general corporate purposes not in contravention of any Law or of any Credit Document, including Acquisitions.

7.12          Approvals and Authorizations.  Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Borrower is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Credit Documents to which it is a Party.

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Article VIII

NEGATIVE COVENANTS

Until the Revolving Loan Obligations shall have been paid in full or otherwise satisfied, and the Revolving Commitments hereunder shall have expired or been terminated, each of the Credit Parties that is a party to this Credit Agreement will not, and will not permit (a) in the case of Sections 8.01 and 8.03, any of its Material Subsidiaries and (b) in all other cases, any of its Subsidiaries, to:

8.01          Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)                Liens pursuant to any Credit Document securing the Revolving Loan Obligations;

(b)               Liens in favor of any bank securing a Treasury Management Agreement permitted hereunder, but only to the extent that (i) the obligations under such Treasury Management Agreement are permitted under Section 8.03(p) and (ii) the Liens are entered into in the ordinary course of business with respect to such Treasury Management Agreements and are customary in nature and amount;

(c)                Liens existing on the Closing Date and listed on Schedule 8.01;

(d)               Liens for taxes not yet due or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)                Liens in favor of carriers, warehousemen, mechanics, materialmen, repairmen or other like Liens arising in the ordinary course of business that are not overdue for a period of more than thirty days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(f)                Liens resulting from pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(g)               Liens resulting from (i) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business or (ii) earnest money deposits or indemnification holdbacks made in connection with Acquisitions or Permitted Dispositions;

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(h)               Liens consisting of (i) easements, rights‑of‑way, restrictions and other similar encumbrances affecting real property that, in the aggregate, are not substantial in amount, or (ii) licenses, sublicenses, leases or subleases entered into in the ordinary course of business and in each case in clauses (i) and (ii) do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(i)                 Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.01(h) or securing appeal or other surety bonds related to such judgments;

(j)                 Liens securing, or in respect of, obligations under Capital Leases or Synthetic Leases and purchase money obligations for fixed or capital assets; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(k)               Liens on Property that is the subject of an Acquisition at the time of the Acquisition (including, without limitation, Property Acquired in connection with an Acquisition); provided that such Liens do not extend to any other Property;

(l)                 Liens on (1) cash deposited with banks that participate in the Consolidated Group’s ATM network in the ordinary course of business to secure cash contributed by such banks for use in the ATM network, (2) cash and currency supplied to secure ATM Cash Supply Obligations, receivables from card organizations and/or any segregated bank accounts relating to the operation and settlement of the respective ATM network and (3) cash deposited with vendors or suppliers of PIN’s, mobile phone time or other digital content to members of the Consolidated Group in the ordinary course of business to secure accounts payable to such vendors or suppliers;

(m)             Liens or other rights granted (whether for the benefit of a single Person or multiple Persons) to (1) vendors or suppliers of products, content or services distributed or provided through processing networks of the Consolidated Group in the products, content or services supplied and proceeds thereof (including, without limitation, any trust accounts or restricted cash accounts associated with the purchase or sale of such products, content or services) or (2) customers or correspondent payout agents (including, without limitation, those arising from the deposit or prefunding of amounts with or by a member of the Consolidated Group) to secure or facilitate money services transactions or foreign exchange transactions;

(n)               Liens and customary rights of set-off, revocation, refund or chargeback and similar rights under deposit, disbursement or concentration account agreements or under the UCC (or comparable foreign Law) or otherwise arising by operation of Law in favor of any bank or other financial institution at which such Credit Party or its Material Subsidiaries maintains a deposit, disbursement or concentration account in the ordinary course of business and Liens arising due to any cash pooling, netting or composite accounting arrangements;

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(o)               Liens resulting from cash collateral in an aggregate amount of up to $75 million at any time to secure letters of credit or bank guarantees permitted by Section 8.03(k);

(p)               Liens on Securitization Receivables in a Securitization Transaction permitted hereunder;

(q)               Liens, as permitted under German law, resulting from property ownership transfers made for security purposes (Sicherungseigentum), retention of title arrangements (Eigentumsvorbehalt) and assignments of claims, rights and receivables made for security purposes (Sicherungsabtretungen), in each case made in the ordinary course of business;

(r)                Refinancing Liens granted in respect of Liens permitted by Sections 8.01(c), (j) or (k);

(s)                Liens in settlement and collateral accounts maintained under merchant acquiring and processing agreements in favor of merchant acquirers and processors;

(t)                 Liens in favor of any bank, broker, futures commission merchant, dealer, clearing agent, clearing house, swaps execution facility, designated contract market or trading facility, on property or assets held in the ordinary course of business in accounts maintained with such institution (or with another institution for the benefit of such institution) in connection with Swap Contract permitted under Section 8.03(e); and

(u)               other Liens securing aggregate Indebtedness in an amount, together with, but without duplication of, Indebtedness incurred in accordance with Section 8.03(t), not to exceed at any time outstanding the greater of (1) $125 million and (2) 35% of Consolidated EBITDA for the most recently ended four consecutive fiscal quarters for which a compliance certificate has been delivered.

For purposes of determining compliance with this Section 8.01:  (i) in the event that a Lien (or any portion thereof) meets the criteria of more than one of the categories of Liens permitted in this Section 8.01, the relevant Credit Party or Material Subsidiary, in its sole discretion, may classify (and may from time to time thereafter reclassify) such Lien (or any portion thereof) and will only be required to include such Lien in one of the categories of Liens permitted in this Section 8.01; and (ii) at the time of incurrence or upon any later reclassification, the relevant Credit Party or Material Subsidiary, in its sole discretion, may divide and classify a Lien in more than one of the categories of Liens permitted in this Section 8.01.

8.02          [Reserved].

8.03          Indebtedness.  Permit any Material Subsidiary to create, incur, assume or suffer to exist any Indebtedness, except:

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(a)                Indebtedness under the Credit Documents;

(b)               [reserved];

(c)                Indebtedness outstanding on the Closing Date and listed on Schedule 8.03;

(d)               Indebtedness under Capital Leases, Synthetic Lease obligations and purchase money obligations incurred to provide all or a portion of the purchase price (or cost of construction or acquisition), in each case for capital assets, provided that when incurred such Indebtedness shall not exceed the purchase price or cost of construction of the subject asset;

(e)                Indebtedness or other obligations (contingent or otherwise) of any member of the Consolidated Group existing or arising under any Swap Contract, provided that such obligations are entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view”;

(f)                intercompany Indebtedness among members of the Consolidated Group;

(g)               Indebtedness in respect of performance bonds and surety bonds incurred in the ordinary course of business;

(h)               [reserved];

(i)                 Indebtedness consisting of guaranties by EWI and other members of the Consolidated Group to secure the performance of financial and contractual obligations of members of the Consolidated Group in the ordinary course of business consistent with past practice;

(j)                 Indebtedness that is acquired or assumed in connection with an Acquisition, including secured indebtedness to the extent permitted under Section 8.01, so long as such Indebtedness was not incurred in anticipation or contemplation of the acquisition in consultation with, or at the request of, the Material Subsidiary acquiring or assuming such Indebtedness, and Refinancing Indebtedness and Refinancing Liens relating thereto to the extent permitted by subsections (k) and (r) of Section 8.01;

(k)               Indebtedness of up to $75 million at any time under letters of credit or bank guaranties (net of cash collateral provided therefor);

(l)                 Indebtedness of up to $75 million at any time in overdraft protection;

(m)             Support Obligations in respect of Indebtedness otherwise permitted under this Section 8.03;

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(n)               Indebtedness of up to $200 million at any time outstanding in connection with Securitization Transactions (but, for purposes hereof, without regard to unfunded or undrawn commitments and which, in the case of a Securitization Transaction established to facilitate the issuance of letters of credit and bank guaranties, is without duplication for the letters of credit and bank guaranties issued in connection therewith);

(o)               Indebtedness arising (i) from the honoring by a bank of a check, draft, payment order or other debit drawn or presented against insufficient funds in the ordinary course of business or (ii) under facilities used exclusively to fund merchant acquiring settlement or other working capital needs; provided (A) one or more members of the Consolidated Group have deposits in other accounts at such bank in an aggregate amount at least equal to the amount of such Indebtedness or (B) such Indebtedness is extinguished within ten Business Days of its incurrence;

(p)               Indebtedness or other obligations (contingent or otherwise) of any member of the Consolidated Group existing or arising (i) in respect of deposits or payments made by customers or clients in the ordinary course of business, (ii) as a result of any cash pooling, netting or composite accounting arrangement or (iii) under any Treasury Management Agreements;

(q)               Indebtedness of Material Foreign Subsidiaries in an aggregate principal amount not to exceed $75 million at any time, for working capital needs;

(r)                [reserved];

(s)                Refinancing Indebtedness incurred in respect of Indebtedness under Sections 8.03(c), (d), (j) or (k); and

(t)                 other Indebtedness in an amount, together with, but without duplication of, the principal amount of Indebtedness secured by Liens in accordance with Section 8.01(u), not to exceed at any time outstanding the greater of (1) $125 million and (2) 35% of Consolidated EBITDA for the most recently ended four consecutive fiscal quarters for which a compliance certificate has been delivered.

For purposes of determining compliance with this Section 8.03, (i) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Indebtedness permitted in this Section 8.03, the relevant Credit Party or Material Subsidiary, in its sole discretion, may classify (and may from time to time thereafter reclassify) such item of Indebtedness (or any portion thereof) and will only be required to include such Indebtedness (or any portion thereof) in one of the categories of Indebtedness permitted in this Section 8.03; and (ii) at the time of incurrence or upon any later reclassification, the relevant Credit Party or Material Subsidiary, in its sole discretion, may divide and classify an item of Indebtedness (or any portion thereof) in more than one of the categories of Indebtedness permitted in this Section 8.03.

Accrual of interest, the accretion of accreted value and the payment of interest or dividends in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 8.03.

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8.04          Mergers and Dissolutions.

(a)                Enter into a transaction of merger or consolidation; provided that so long as no Default then exists or would result therefrom:

(i)                 EWI and other members of the Consolidated Group that are Domestic Subsidiaries may merge or consolidate with other members of the Consolidated Group, provided that (A) if EWI is a party to the merger or consolidation, it shall be the surviving entity and (B) if the transaction of merger or consolidation involves both a Domestic Subsidiary that is a Credit Party and a Foreign Subsidiary, then the Domestic Subsidiary that is a Credit Party shall be the surviving entity;
(ii)               members of the Consolidated Group that are Foreign Subsidiaries may merge or consolidate with other members of the Consolidated Group, provided that (A) if EWI is a party to the merger or consolidation, it shall be the surviving entity and (B) if the transaction of merger or consolidation involves two or more Foreign Subsidiaries and one or more of the Foreign Subsidiaries are organized under the laws of an Approved Jurisdiction, then the surviving entity shall be a Foreign Subsidiary that is organized under the laws of an Approved Jurisdiction; and
(iii)            members of the Consolidated Group may merge or consolidate with Persons that are not members of the Consolidated Group, provided that (A) if EWI is a party to the merger or consolidation, it shall be the surviving entity and (B) if a Subsidiary of EWI that is a Borrower is a party to the merger or consolidation, the Subsidiary that is a Borrower will be the surviving entity.

(b)               Except for EWI and Subsidiaries that are Borrowers hereunder, members of the Consolidated Group may be dissolved, liquidated or otherwise have their existence terminated.

8.05          Dispositions.  Make or permit Dispositions, except for Permitted Dispositions.

8.06          Restricted Payments.  EWI will not declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)                EWI may declare and make dividend payments or other distributions payable solely in its common stock or other equity interests;

(b)               EWI may purchase, redeem or otherwise acquire shares of its common stock or other common equity interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issuance of new shares of its common stock or other common equity interests;

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(c)                EWI may make payment on, in respect of, or in connection with (i) a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement or (ii) Capital Stock, options, warrants and other rights to acquire Capital Stock issued or granted in connection with any Acquisition (including, without limitation, the issuance of equity interests, including Capital Stock, as consideration in connection with any acquisition permitted hereunder, whether as original purchase consideration or in satisfaction of subsequent contingent consideration obligations, and the sale of equity interests, including Capital Stock, for the sole purpose of financing any acquisition permitted hereunder); and

(d)               EWI may make other Restricted Payments; provided that after giving effect thereto on a Pro Forma Basis, no Default shall exist.

8.07          Change in Nature of Business.  Engage in any material line of business substantially different from those lines of business conducted by the Consolidated Group on the Closing Date or any business that is similar, reasonably related, incidental, complementary or ancillary thereto or any reasonable extension thereof.

8.08          Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

8.09          Financial Covenants.

(a)                Consolidated Total Leverage Ratio.  (i)  As of the end of each fiscal quarter ended on March 31, September 30 and December 31, permit the Consolidated Total Leverage Ratio to be greater than 3.50:1.00 and (ii) as of the end of each fiscal quarter ended on June 30, permit the Consolidated Total Leverage Ratio to be greater than 4.00:1.00; provided that (a) pursuant to the notice (an “Increase Leverage Notice”) provided to the Administrative Agent by EWI under the Existing Credit Agreement on May 6, 2022, the maximum Consolidated Total Leverage Ratio as of September 30, 2022 and December 31, 2022 shall be 4.00:1.00, and (b) not more than two additional times prior to the Termination Date, upon delivery of an Increase Leverage Notice to the Administrative Agent from EWI that a Material Acquisition has been consummated, for any period of four consecutive fiscal quarters following such Material Acquisition, the Consolidated Total Leverage Ratio will be not greater than 4.00:1.00 for fiscal quarters ended on March 31, September 30 and December 31 and not greater than 4.50:1.00 for fiscal quarters ended on June 30; provided, further, that following any such four consecutive fiscal quarters for which the maximum Consolidated Total Leverage Ratio is increased (including for the 12-month period applying to the Material Acquisition completed on March 15, 2022), the maximum Consolidated Total Leverage Ratio shall revert to the levels set forth in clauses (i) and (ii) above for not fewer than two fiscal quarters before a subsequent Increase Notice is delivered to the Administrative Agent.

(b)                Consolidated Interest Coverage Ratio.  As of the end of each fiscal quarter, permit the Consolidated Interest Coverage Ratio to be less than 3.00:1.00.

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8.10          Sanctions; Anti-Corruption.  Directly or, to EWI's knowledge, indirectly use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, (i) in any manner that would breach applicable Anti-Corruption Laws; (ii) to unlawfully fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions; or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swingline Lender, or otherwise) of Sanctions.

Article IX
EVENTS OF DEFAULT AND REMEDIES

9.01          Events of Default.  Any of the following shall constitute an Event of Default:

(a)                Non‑Payment.  Any Credit Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Credit Document; or

(b)               Specific Covenants.  Any Credit Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.03 or Article VIII; or

(c)                Other Defaults.  Any Credit Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Credit Document on its part to be performed or observed and such failure continues for thirty (30) days after written notice from the Administrative Agent to EWI or such Credit Party; or

(d)               Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party herein, in any other Credit Document, or in any document delivered in connection herewith or therewith shall be false or misleading in any material respect when made or deemed made; or

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(e)                Cross‑Default.  (i) Any member of the Consolidated Group (A) fails (and such failure continues beyond any applicable grace period and provided that any default or event of default resulting therefrom has not been cured or waived by the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Support Obligation) to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Support Obligations (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate outstanding principal amount of more than $75 million, or (B) fails (and such failure continues beyond any applicable grace period and provided that any default or event of default resulting therefrom has not been cured or waived by the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Support Obligation) to observe or perform any other agreement or condition relating to any such Indebtedness or Support Obligations or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Support Obligations (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Support Obligations to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which EWI or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which EWI or any Subsidiary is an Affected Party (as so defined) and, in either event, such Early Termination Date is not rescinded or such Termination Event is not waived and the Swap Termination Value owed as a result thereof is greater than $75 million; provided that this clause (e)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such documents; or

(f)                Insolvency Proceedings, Etc.  Any member of the Consolidated Group (other than an Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g)               Inability to Pay Debts; Attachment.  (i) Any member of the Consolidated Group (other than an Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within forty-five (45) days after its issue or levy; or

(h)               Judgments.  There is entered against any member of the Consolidated Group (other than an Immaterial Subsidiary) (i) a final judgment or order for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $75 million (to the extent not covered by independent third‑party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non‑monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of forty-five (45) consecutive days during which a stay of enforcement of such judgment (if not otherwise satisfied or discharged before the end of such period), by reason of a pending appeal or otherwise, is not in effect; or

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(i)                 ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or would reasonably be expected to result in liability of a Credit Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $75 million, or (ii) a Credit Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $75 million; or

(j)                 Invalidity of Credit Documents.  Any Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Revolving Loan Obligations, ceases to be in full force and effect; or any Credit Party contests in any manner the validity or enforceability of any Credit Document; or any Credit Party denies that it has any or further liability or obligation under any Credit Document, or purports to revoke, terminate or rescind any Credit Document; or

(k)               Change of Control.  There occurs any Change of Control.

9.02          Remedies upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)                declare the commitments of the Lenders to make Loans and the obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)               declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Credit Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c)                require that the Borrowers Cash Collateralize their respective L/C Obligations (in each case, in an amount equal to the then Outstanding Amount thereof); and

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(d)               exercise on behalf of itself and the Lenders all rights and remedies available to it or to the Lenders under the Credit Documents or applicable Law;

provided, however, that upon the occurrence of an Event of Default under Section 9.01(f), the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

9.03          Application of Funds.  After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including all reasonable fees, expenses and disbursements of any law firm or other counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including all reasonable fees, expenses and disbursements of any law firm or other counsel to the respective Lenders and the respective L/C Issuers and amounts payable under Article III), ratably among the Lenders in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders, the Swingline Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (b) payment of breakage, termination or other amounts owing in respect of any Swap Contract between any Credit Party or any Subsidiary of EWI and any Lender, or any Affiliate of a Lender, to the extent such Swap Contract is permitted hereunder, (c) payments of amounts due under any Treasury Management Agreement between any Credit Party or any Subsidiary of EWI and any Lender, or any Affiliate of a Lender and (d) the Administrative Agent for the account of the applicable L/C Issuers, to Cash Collateralize that portion of the L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among such parties in proportion to the respective amounts described in this clause Fourth payable to them; and

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Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.  Excluded Swap Obligations with respect to any Credit Party shall not be paid with amounts received from such Credit Party or such Credit Party’s assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

Article X
ADMINISTRATIVE AGENT

10.01      Appointment and Authorization of Administrative Agent.  Each of the Lenders and the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither any Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions unless they or their Property are expressly referred to in this Article. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

10.02      Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with EWI or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

10.03      Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:

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(a)                shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)               shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)                shall not, except as expressly set forth herein and in the other Credit Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to EWI or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct.  Any such action taken or failure to act pursuant to the foregoing shall be binding on all Lenders.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by a Borrower, a Lender or an L/C Issuer.

Neither the Administrative Agent nor any of its Related Parties shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Credit Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created hereby, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

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10.04      Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent may presume that electronic messages received in accordance with Section 2.02(a) are genuine and to have been sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05      Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub‑agents appointed by the Administrative Agent.  The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.06      Resignation of the Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (the “Resignation Effective Date”), then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (other than as provided in Section 3.01(e) and other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the Resignation Effective Date), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

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Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swingline Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in L/C Unreimbursed Amounts pursuant to Section 2.03(c).  If Bank of America resigns as a Swingline Lender, it shall retain all the rights of a Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(b). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swingline Lender, (b) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

10.07      Non-Reliance on Administrative Agent and Other Lenders.  Each of the Lenders and the L/C Issuers acknowledges that the Administrative Agent has not made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Credit Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender or each L/C Issuer as to any matter, including whether the Administrative Agent has disclosed material information in their (or their Related Parties’) possession.  Each Lender and each L/C Issuer represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to the Borrowers hereunder.  Each of the Lenders and the L/C Issuers also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties.  Each Lender and each L/C Issuer represents and warrants that (i) the Credit Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Credit Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

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10.08      No Other Duties.  Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers, Joint Book Managers, Syndication Agents or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Credit Documents, except in their respective capacities, as applicable, as Administrative Agent, Lender or L/C Issuer hereunder.

10.09      Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations (other than obligations under Swap Contracts or Treasury Management Agreements to which the Administrative Agent is not a party) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.09 and 11.04) allowed in such judicial proceeding; and

(b)               to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.

10.10      [Reserved].

10.11      Swap Contracts and Treasury Management Agreements.  No Lender or any Affiliate of a Lender that is party to any Swap Contract or any Treasury Management Agreement permitted hereunder that obtains the benefits of Section 9.03 by virtue of the provisions hereof shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise (including the release or impairment of any Guaranty) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Credit Documents.  Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Swap Contracts and Treasury Management Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender or Affiliate of a Lender that is party to such Swap Contract or such Treasury Management Agreement, as the case may be.

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10.12      Lender ERISA Matters.  (a)  Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of EWI or any other Credit Party, that at least one of the following is and will be true:

(i)                 such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect of such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments or this Credit Agreement,
(ii)               the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Credit Agreement,
(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Commitments and this Credit Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Credit Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Credit Agreement, or
(iv)             such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)               In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of EWI or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Credit Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Credit Agreement or any Credit Document or any documents related hereto or thereto).

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As used in this Section 10.12:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

10.13      Recovery of Erroneous Payments.  Without limitation of any other provision in this Credit Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

Article XI
MISCELLANEOUS

11.01      Amendments, Etc.  Except as expressly provided in this Section or in Section 3.03(c), no amendment or waiver of, or any consent to deviation from, any provision of this Credit Agreement or any other Credit Document shall be effective unless in writing and signed by the Required Lenders (or by the Administrative Agent on behalf of the Required Lenders upon receipt of a consent and direction letter from the Required Lenders) and the applicable Borrowers and Credit Parties, as the case may be, and acknowledged by the Administrative Agent, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given; provided, however, that:

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(a)                no such amendment, waiver or consent (however characterized) shall be effective without the written consent of each Lender directly affected thereby (whose consent shall be sufficient therefor without the consent of the Required Lenders) to:

(i)                 extend or increase the Revolving Commitments of any Lender (or reinstate any Revolving Commitment terminated pursuant to Section 9.02), without the written consent of such Lender (it being understood and agreed that amendment or waiver of any condition precedent set forth in Section 5.02 or of any Default or a mandatory reduction in Commitments shall not be considered an extension or increase in Commitments for purposes hereof);
(ii)               waive non-payment or postpone any date fixed by this Credit Agreement or any other Credit Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amount due to the Lenders (or any of them) or any scheduled reduction of Commitments hereunder or under any other Credit Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;
(iii)            reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the last proviso of this Section 11.01) any fees or other amounts payable hereunder or under any other Credit Document without the written consent of each Lender entitled to receive such amount; provided, however, that only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
(iv)             amend Section 1.06 or the definition of “Alternative Currency”;
(v)               change any provision of this Section 11.01(a) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, or
(vi)             release EWI as Guarantor from its obligations under the Credit Documents;

(b)               unless also consented to in writing by the affected L/C Issuer, no such amendment, waiver or consent shall affect the rights or duties of such L/C Issuer under this Credit Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it;

(c)                (i) unless also consented to in writing by the affected Swingline Lender, no such amendment, waiver or consent shall affect the rights or duties of such Swingline Lender under this Credit Agreement and (ii) the Autoborrow Agreement and any fee letters executed in connection therewith may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; and

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(d)               unless also consented to in writing by the Administrative Agent, no such amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Credit Agreement or any other Credit Document;

provided however, that notwithstanding anything to the contrary contained herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) the Revolving Commitments of such Lender may not be increased or extended without the consent of such Lender and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy or insolvency reorganization plan that affects the Loans, (iii) each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein, (iv) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and any such determination shall be binding on all the Lenders, and (v) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

Notwithstanding any provision herein to the contrary, this Credit Agreement may be amended (or amended and restated) with the written consent of the Credit Parties and the Administrative Agent for the Commitment Increases contemplated in subsection (d) and (e) of Section 2.01, and otherwise, with the written consent of the Required Lenders, the Administrative Agent and the Credit Parties (i) to add one or more additional revolving credit facilities to this Credit Agreement and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Credit Agreement and the other Credit Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.

Further, notwithstanding anything herein to the contrary, if following the Closing Date, the Administrative Agent and EWI shall have agreed in their sole and absolute discretion that there is an ambiguity, inconsistency, manifest error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Credit Documents, then the Administrative Agent and EWI shall be permitted to jointly amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Documents if the same is not objected to in writing by the Required Lenders within ten Business Days following receipt of notice thereof (it being understood that the Administrative Agent has no obligation to agree to any such amendment).

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11.02      Notices; Effectiveness; Electronic Communication.

(a)                Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                 if to any Credit Party, the Administrative Agent, any L/C Issuer or any Swingline Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02 (as such schedule may be updated from time to time); and
(ii)               if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Credit Parties).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)               Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

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Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE CREDIT PARTY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE CREDIT PARTY MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON‑INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE CREDIT PARTY MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower or any other Credit Party, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or any other Credit Party’s or the Administrative Agent’s transmission of Credit Party Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower or any other Credit Party, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)               Change of Address, Etc.  Each of the Borrowers, the Administrative Agent, the L/C Issuers and the Swingline Lenders may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, the L/C Issuers and the Swingline Lenders.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Credit Party Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non‑public information with respect to any Credit Party or its securities for purposes of United States Federal or state securities laws.

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(e)                Reliance by Administrative Agent, L/C Issuers and Lenders.  The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swingline Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  Each Borrower shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03      No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender, any L/C Issuer, Swingline Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder (including the imposition of the Default Rate) preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided and provided under each of the other Credit Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Credit Documents, (b) the L/C Issuers or the Swingline Lenders from exercising the rights and remedies that inure to their benefit (solely in their capacity as L/C Issuer or Swingline Lender, as the case may be) hereunder and under the other Credit Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.12), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Credit Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

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11.04      Expenses; Indemnity; Damage Waiver.

(a)                Costs and Expenses.  The Borrowers shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Administrative Agent and is Affiliates (including the reasonable fees, charges and disbursements of Shearman & Sterling LLP, as counsel to the Administrative Agent and the Lenders and of special and local counsel to the Administrative Agent and the Lenders; provided that, in the case of the foregoing expenses and fees, the Administrative Agent and the Lenders will not engage more than one counsel in each sovereign jurisdiction without EWI’s prior written consent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Credit Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out‑of‑pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out‑of‑pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer (but limited to the reasonable fees and expenses of one outside law firm for the Administrative Agent and the Lenders taken as a whole, and, if necessary and appropriate, one local counsel and one regulatory counsel for the Administrative Agent and the Lenders taken as a whole in each appropriate jurisdiction, unless (x) the interests of the Administrative Agent and the Lenders are sufficiently divergent, in which case additional counsel may be appointed, as necessary and appropriate, and (y) if the interests of any Lender or group of Lenders are distinctly or disproportionately affected, one additional counsel for each such Lender or group of Lenders)), in connection with the enforcement or protection of its rights (A) in connection with this Credit Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or related negotiations in respect of such Loans or Letters of Credit.

(b)               Indemnification by the Borrowers.  The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), the Arrangers, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, but limited to the reasonable fees and expenses of one outside law firm for the Administrative Agent and the Lenders taken as a whole, and, if necessary and appropriate, one local counsel and one regulatory counsel for the Administrative Agent and the Lenders taken as a whole in each appropriate jurisdiction, unless (i) the interests of the Administrative Agent and the Lenders are sufficiently divergent, in which case additional counsel may be appointed, as necessary and appropriate, and (y) if the interests of any Lender or group of Lenders are distinctly or disproportionately affected, one additional counsel for each such Lender or group of Lenders), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Credit Agreement and the other Credit Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of, or material breach of a Credit Document by, such Indemnitee or (y) arise from disputes solely among Indemnitees, and in such event solely to the extent that the underlying dispute does not (1) arise as a result of an action, inaction or representation of, or information provided by or on behalf of the Consolidated Group or (2) relate to any such action by such Indemnitee in its capacity as Administrative Agent or Arrangers.

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(c)                Reimbursement by Lenders.  To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), an L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined in each case as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or an L/C Issuer in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d).

(d)               Waiver of Consequential Damages, Etc.  Except as set forth in the next sentence, to the fullest extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against the Administrative Agent (and any sub-agent thereof), the Arrangers, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Lender-Related Party”), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Lender-Related Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Lender-Related Party through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of, or material breach of any Credit Document by, such Lender-Related Party as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)                Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)                Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent, any L/C Issuer and any Swingline Lender, the replacement of any Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all the other obligations hereunder or under any of the other Credit Documents.

11.05      Payments Set Aside.  To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent on demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment.  The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Credit Agreement.

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11.06      Successors and Assigns.

(a)                Successors and Assigns Generally.  The provisions of this Credit Agreement and the other Credit Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

(b)               Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement and the other Credit Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                 Minimum Amounts.

(A)             in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitments and the related Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)              in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Revolving Commitments (which for this purpose includes Loans outstanding thereunder) or, if the Revolving Commitments are not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5 million unless (x) the revolving commitments (and the revolving loans relating thereto) subject to such assignment is the full amount of the assignor’s interest therein, as applicable, or (y) each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, EWI otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; and

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(C)              The value of the rights assigned or transferred must at least be EUR 50,000 (or its equivalent in other currencies) or, if the value is lower, the assignee or transferee qualifies as a professional market party under the terms of the Dutch Financial Supervision Act (Wet op het Financieel Toezicht).

(ii)               Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loans or the Revolving Commitment assigned, except that this clause (ii) shall not (A) apply to any Swingline Lender’s rights and obligations in respect of Swingline Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among its separate revolving commitments (and the revolving loans relating thereto) on a non-pro rata basis;
(iii)            Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)             the consent of EWI (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that EWI shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)              the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C)              the consent of the applicable L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

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(D)             the consent of the applicable Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of a Revolving Commitment relating thereto.

(iv)             Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500 (other than an assignment pursuant to Section 11.13); provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)               No Assignment to Certain Persons.  No such assignment shall be made to (A) any Borrower or any of their Affiliates or Subsidiaries, (B) any Defaulting Lender or an of its Affiliates or Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural persons).
(vi)             Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Commitment Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Credit Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Upon request, each applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

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(c)                Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by any of the Borrowers, the L/C Issuers and the Lenders, at any reasonable time and from time to time upon reasonable prior notice.

(d)               Participations.  Any Lender may at any time, without the consent of, or notice to, EWI or the other Credit Parties or the Administrative Agent, sell participations to any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural persons, a Defaulting Lender, any Borrower or any of their respective Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement.

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Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any  provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso of Section 11.01 that affects such Participant.  Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)                Limitations on Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with each applicable Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless each applicable Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of each such Borrower, to comply with Sections 3.01(e) and 3.06 as though it were a Lender.

(f)                Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central banking authority having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)               Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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(h)               Resignation as L/C Issuer or Swingline Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its revolving commitments (and the revolving loans relating thereto) pursuant to subsection (b) above, Bank of America may, (i) upon thirty (30) days’ notice to the Borrowers and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30) days’ notice to the Borrowers, resign as Swingline Lender.  In the event of any such resignation as L/C Issuer or Swingline Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swingline Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swingline Lender, as the case may be.  If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in L/C Unreimbursed Amounts pursuant to Section 2.03(c)).  If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(b).  Upon the appointment of a successor L/C Issuer and/or Swingline Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as the case may be, and (b) any successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

(i)                 Reporting of Letter of Credit Information and L/C Commitment. At any time that there is more than one L/C Issuer, then (i) on the last Business Day of each calendar quarter, (ii) on each date that a Letter of Credit is amended, terminated or otherwise expires, (iii) on each date that an L/C Credit Extension occurs with respect to any Letter of Credit, and (iv) upon the request of the Administrative Agent, each L/C Issuer (or in the case of parts (ii), (iii) or (iv), the applicable L/C Issuer) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including, without limitation, any reimbursement, Cash Collateral, or termination in respect of Letters of Credit issued by such L/C Issuer) with respect to each Letter of Credit issued by such L/C Issuer that is outstanding hereunder. In addition, each L/C Issuer shall provide notice to the Administrative Agent of its L/C Commitment, or any change thereto, promptly upon it becoming an L/C Issuer or making any change to its L/C Commitment. No failure on the part of any L/C Issuer to provide such information pursuant to this Section 11.06(i) shall limit the obligation of any Borrower or any Lender hereunder with respect to its reimbursement and participation obligations, respectively, pursuant to this Section 11.06.

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11.07      Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Credit Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee or pledgee under Section 11.06(f) of or Participant in, or any prospective assignee or pledgee under Section 11.06(f) of or Participant in, any of its rights or obligations under this Credit Agreement or any Eligible Assignee invited to become a Lender pursuant to Section 2.01(d), or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of the applicable Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers. In addition, the Administrative Agent and the Lenders may disclose the existence of this Credit Agreement and information about this Credit Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Credit Agreement, the other Credit Documents, and the Revolving Commitments.

For purposes of this Section, “Information” means all information received from EWI or any Subsidiary relating to EWI or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by EWI or any Subsidiary, provided that, in the case of information received from EWI or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non‑public information concerning EWI or any of its Subsidiaries, as the case may be, (b) it has developed compliance procedures regarding the use of material non‑public information and (c) it will handle such material non‑public information in accordance with applicable Law, including federal and state securities Laws.

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11.08      Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower or any other Credit Party against any and all of the obligations of such Borrower or such Credit Party now or hereafter existing under this Credit Agreement or any other Credit Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer or Affiliate shall have made any demand under this Credit Agreement or any other Credit Document and although such obligations of such Borrower or such Credit Party may be contingent or unmatured, secured or unsecured, or are owed to a branch office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have.  Each Lender and each L/C Issuer agrees to notify each applicable Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09      Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10      Counterparts; Integration; Effectiveness.  This Credit Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Credit Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 5.01, this Credit Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Credit Agreement by telecopy or electronic imaging means shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

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11.11      Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12      Severability.  If any provision of this Credit Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Credit Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Credit Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, an L/C Issuer or a Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13      Replacement of Lenders.  If the Borrowers are entitled to replace a Lender pursuant to the provisions of Section 3.06 or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, at par without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments, pursuant to Sections 3.01 and 3.04) and obligations under this Credit Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)                the Borrowers shall have paid to the Administrative Agent the assignment fee, if any, specified in Section 11.06(b), unless waived by the Administrative Agent in its discretion;

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(b)               such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)                in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)               such assignment does not conflict with applicable Laws;

(e)                in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Commitments and outstanding Loans and participations in L/C Obligations and Swingline Loans pursuant to this Section 11.13 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

11.14      Governing Law; Jurisdiction; Etc.

(a)                GOVERNING LAW.  THIS CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)               SUBMISSION TO JURISDICTION.  EACH OF THE BORROWERS AND OTHER CREDIT PARTIES IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS CREDIT AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST ANY BORROWER OR ANY OTHER CREDIT PARTY OR ITS PROPERTIES IN THE COURTS/TRIBUNALS OF ANY JURISDICTION.

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(c)                WAIVER OF VENUE.  EACH OF THE BORROWERS AND OTHER CREDIT PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)               SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02.  NOTHING IN THIS CREDIT AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15      Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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11.16      No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), each Borrower and each other Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that:  (i) (A) the arranging and other services regarding this Credit Agreement provided by the Administrative Agent and the Arrangers are arm’s‑length commercial transactions between such Borrower, each other Credit Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) each of such Borrower and the other Credit Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower and each other Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) the Administrative Agent and each Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower, any other Credit Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor any Arranger has any obligation to such Borrower, any other Credit Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower, the other Credit Parties and their respective Affiliates, and neither the Administrative Agent nor any Arranger has any obligation to disclose any of such interests to any Borrower, any other Credit Party or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrowers and the other Credit Parties hereby waives and releases any claims that it may have against the Administrative Agent or any Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17      USA PATRIOT Act Notice.  Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of the Credit Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties in accordance with the Act.  The Credit Parties shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.18      Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of each Credit Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

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11.19      Electronic Execution; Electronic Records; Counterparts.  This Credit Agreement, any Credit Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures.  Each of the Credit Parties and each of the Administrative Agent and each Lender Recipient Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.   Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Recipient Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record.  Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, L/C Issuer nor Swingline Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, L/C Issuer and/or Swingline Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Recipient Parties shall be entitled to rely on any such Electronic Signature they reasonably believe were given by or on behalf of any Credit Party and/or any Lender Recipient Party without further verification and (b) upon the request of the Administrative Agent or any Lender Recipient Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.

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Neither the Administrative Agent, any L/C Issuers nor any Swingline Lenders shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, any L/C Issuer’s or any Swingline Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, L/C Issuers and Swingline Lenders shall be entitled to rely on, and shall incur no liability under or in respect of this Credit Agreement or any other Credit Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and reasonably believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Credit Documents for being the maker thereof).

Each of the Credit Parties and each Lender Recipient Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Credit Agreement, any other Credit Document based solely on the lack of paper original copies of this Credit Agreement, such other Credit Document, and (ii) waives any claim against the Administrative Agent, each Lender Recipient Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Recipient Party’s reasonable reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Credit Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

11.20      Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in this Credit Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising hereunder, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)              the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)              the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                 a reduction in full or in part or cancellation of any such liability;

(ii)               a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

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11.21      Acknowledgement Regarding Any Supported QFCs.  To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):  In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

11.22      Amendment and Restatement.  The parties hereto agree that, on the Closing Date, the following shall be deemed to occur automatically, without further action by any party hereto: (a) the Existing Credit Agreement shall be deemed to be amended and restated in its entirety pursuant to this Credit Agreement; (b) all references in the other Loan Documents to the Existing Credit Agreement shall be deemed to refer without further amendment to this Credit Agreement; and (c) any “Fixed LIBOR Rate Loans” (as defined in the Existing Credit Agreement) that are outstanding as of the Closing Date shall automatically convert to Term Benchmark Loans on the Closing Date in the same amount and currency of and with the same tenor as such existing “Fixed LIBOR Rate Loans”; and (d) any “Floating LIBOR Rate Loans” (as defined in the Existing Credit Agreement) that are outstanding as of the Closing Date shall automatically convert to Floating Term SOFR Loans on the Closing Date in the same amount and currency of such existing “Floating LIBOR Rate Loans”. On and after the Closing Date, any new Loans shall be Term Benchmark Loans, Floating Term SOFR Loans, SONIA Loans or Base Rate Loans.

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[SIGNATURES ON FOLLOWING PAGES]

140

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be duly executed as of the date first above written.

BORROWER AND GUARANTOR:

    EURONET WORLDWIDE, INC., as a Borrower and Guarantor

By:

Name: [•]

Title:   [•]

141

ADMINISTRATIVE AGENT:

                                                                        BANK OF AMERICA, N.A.,
as Administrative Agent

By:

Name: [•]

Title:   [•]

142

LENDERS:

                                                                        BANK OF AMERICA, N.A.,
as L/C Issuer, USD Swingline Lender, Alternative Currency Swingline Lender and as a Lender

By:

Name: [•]

Title:   [•]

143

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:

Name:              [•]

Title:              [•]

144

U.S. BANK NATIONAL ASSOCIATION

By:

Name:              [•]

Title:              [•]

145

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By:

Name:              [•]

Title:              [•]

146

KEYBANK NATIONAL ASSOCIATION

By:

Name:              [•]

Title:              [•]

147

ROYAL BANK OF CANADA

By:

Name:              [•]

Title:              [•]

148

BARCLAYS BANK PLC

By:

Name:              [•]

Title:              [•]

149

HSBC BANK USA, NATIONAL ASSOCIATION

By:

Name:              [•]

Title:              [•]

150

LLOYDS BANK CORPORATE MARKETS PLC

By:

Name:              [•]

Title:              [•]

151

BANK OF MONTREAL

By:

Name: [•]

Title:   [•]

152

BOK FINANCIAL

By:

Name: [•]

Title:   [•]

153

KBC BANK N.V., NEW YORK BRANCH

By:

Name: [•]

Title:   [•]

154

Schedule 2.01

LENDERS AND COMMITMENTS

Lender	Revolving Commitment	Revolving Commitment Percentages	L/C Commitment
Bank of America, N.A.	$145,000,000	11.600000000%	$150,000,000
Wells Fargo Bank, National Association	$145,000,000	11.600000000%	-
U.S. Bank National Association	$145,000,000	11.600000000%	-
Fifth Third Bank, National Association	$122,000,000	9.760000000%	-
KeyBank National Association	$122,000,000	9.760000000%	-
Royal Bank of Canada	$122,000,000	9.760000000%	-
Barclays Bank PLC	$85,000,000	6.800000000%	-
HSBC Bank USA, National Association	$85,000,000	6.800000000%	-
Lloyds Bank Corporate Markets plc	$85,000,000	6.800000000%	-
Bank of Montreal	$85,000,000	6.800000000%	-
BOK Financial	$60,000,000	4.800000000%	-
KBC Bank N.V., New York Branch	$49,000,000	3.920000000%
TOTAL:	$1,250,000,000	100.000000000%	$150,000,000